    As filed with the Securities and Exchange Commission on August 30, 2007
                                                             File No. 811-22033
================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                               -----------------

                                   FORM N-1A
                            REGISTRATION STATEMENT
                                   UNDER THE
                        INVESTMENT COMPANY ACT OF 1940

                                Amendment No. 1


                               -----------------

                             MFS Series Trust XIV
              (Exact Name of Registrant as Specified in Charter)

                               -----------------

                     500 Boylston Street, Boston, MA 02116
                   (Address of Principal Executive Offices)

       Registrant's Telephone Number, including Area Code: 617-954-5000

                               -----------------

                                 Susan Newton
                   Massachusetts Financial Services Company
                     500 Boylston Street, Boston, MA 02116
                    (Name and Address of Agent for Service)

                               -----------------

                               EXPLANATORY NOTE

   The MFS Series Trust XIV has filed this Registration Statement pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). Beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may make investments in the Registrant. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

   It is intended that this filing become effective immediately upon filing in accordance with Section 8 under the Investment Company Act of 1940.

================================================================================

                                    PART A

   Responses to Items 1, 2, 3, and 8 have been omitted pursuant to General Instruction B.2(b) of Form N-1A.

Item 4. Investment Objectives, Principal Investment Strategies, and Related
        Risks.


   MFS Institutional Money Market Portfolio ("Money Market Portfolio" or the "Portfolio") is a series of the MFS Series Trust XIV (the "Trust"). The Trust is an open-end management investment company which was organized as a trust under the laws of the Commonwealth of Massachusetts on March 1, 2007.


Money Market Portfolio

Investment Objective

   The Portfolio's investment objective is to seek a high level of current income consistent with preservation of capital and liquidity. The Portfolio's objective may be changed without investor approval.

Principal Investment Strategies

   MFS (Massachusetts Financial Services Company, the Portfolio's investment adviser) normally invests the Portfolio's assets in money market instruments and repurchase agreements.

   MFS may invest the Portfolio's assets in U.S. dollar-denominated foreign money market instruments.

   In buying and selling investments for the Portfolio, MFS complies with industry-standard regulatory requirements for money market funds regarding credit quality, diversification and maturity. MFS stresses maintaining a stable $1.00 share price, liquidity, and income.

Principal Investment Types

   Money Market Instruments: Money market instruments are high-quality, short-term instruments that pay a fixed, variable, or floating interest rate. Money market instruments include bank certificates of deposit and other bank obligations, notes, commercial paper, U.S. Government securities, and municipal instruments.

   U.S. Government Securities: U.S. Government securities are securities issued or guaranteed by the U.S. Treasury, by an agency or instrumentality of the U.S. Government, or by a U.S. Government-sponsored entity. Certain U.S. Government securities may not be supported as to the payment of principal and interest by the full faith and credit of the U.S. Treasury or the ability to borrow from the U.S. Treasury. Some U.S. Government securities may be supported as to the payment of principal and interest only by the credit of the entity issuing or guaranteeing the security.

   Municipal Instruments: Municipal instruments are issued to raise money for a variety of public and private purposes, including general financing for state and local governments, or financing for a specific project or public facility. Municipal instruments include general obligation bonds of municipalities, local or state governments, project or revenue-specific bonds, municipal lease obligations, and prerefunded or escrowed bonds. Municipal instruments may be fully or partially supported by the local government, by the credit of a private issuer, by the current or anticipated revenues from a specific project or assets, by the issuer's pledge to make annual appropriations for lease payments, or by domestic or foreign entities providing credit support, such as letters of credit, guarantees, or insurance.

   Repurchase Agreements: Repurchase agreements are agreements to buy a security from a third party at one price, with simultaneous agreements to sell it back to the third party at an agreed-upon price.

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Principal Risks

   Although the Portfolio seeks to preserve the value of an investor's investment at $1.00 per share, an investor could lose money on an investment in the Portfolio. An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

   The principal risks of investing in the Portfolio are:

   Interest Rate and Credit Risk: Although MFS seeks to maintain a stable $1.00 share price for the Portfolio, there is no guarantee that it will be able to do so. A major or unexpected increase in interest rates or a decline in the credit quality of an issuer or entity providing credit support could cause the Portfolio's share price to decrease to below $1.00.

   Municipal Market Risk: The price of municipal instruments can be volatile, and significantly affected by adverse tax, legislative or political changes, and by the financial developments of municipal issuers. Because many municipal instruments are issued to finance similar projects, especially those relating to education, health care, housing, utilities, and water and sewer, conditions in these industries can affect the overall municipal market. In addition, changes in the financial condition of an individual municipal insurer can affect the overall municipal market.

   Foreign Exposure Risk: Exposure to foreign markets through issuers or entities providing credit support can involve increased risks. Political, social, and economic instability, the imposition of capital controls, or the expropriation or nationalization of assets in a particular country can affect the value of an investment.

   Management Risk: MFS' analysis of an investment can be incorrect and its selection of investments can lead to an investment focus that results in the Portfolio underperforming other portfolios with similar investment strategies.

   Counterparty and Third Party Risk: Transactions involving a counterparty other than the issuer of the instrument, or a third party responsible for servicing the instrument, are subject to the credit risk of the counterparty or third party, and to the counterparty's or third party's ability to perform in accordance with the terms of the transaction.



Item 5. Management, Organization and Capital Structure.

Investment Adviser


   Massachusetts Financial Services Company ("MFS"), located at 500 Boylston Street, Boston, Massachusetts, serves as the investment adviser for the Portfolio. Subject to the supervision of the Board of Trustees, MFS is responsible for managing the Portfolio's investments, executing transactions and providing related administrative services and facilities under an Investment Advisory Agreement between the Portfolio and MFS. The Portfolio does not pay a management fee to MFS; however the MFS funds that invest in the Portfolio may pay management fees to MFS which are reflected in the "Expense Table" of such funds' prospectuses.

   A discussion regarding the basis for the Board of Trustees' approval of the Investment Advisory Agreement will be available in the Portfolio's annual report for the fiscal year ended August 31, 2007.

   MFS is America's oldest mutual fund organization. MFS and its predecessor organizations have a history of money management dating from 1924 and the founding of the first mutual fund, Massachusetts Investors Trust. Net assets under the management of the MFS organization were approximately $202 billion as of June 30, 2007.


   Since December 2003, MFS, MFS Fund Distributors, Inc., MFS Service Center, Inc., MFS Corporation Retirement Committee, Sun Life Financial Inc., various MFS funds, certain current and/or former Trustees of the

MFS funds, and certain officers of MFS have been named as defendants in multiple lawsuits filed in federal and state courts. The various lawsuits generally allege that some or all of the defendants (i) permitted or acquiesced in market timing and/or late trading in some of the MFS funds, and inadequately disclosed MFS' internal policies concerning market timing and such matters,
(ii) received excessive compensation as fiduciaries with respect to the MFS funds, or (iii) permitted or acquiesced in the improper use of fund assets by MFS to support the distribution of MFS fund shares and inadequately disclosed MFS' use of fund assets in this manner. The lawsuits assert that some or all of the defendants violated the federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934, the Investment Company Act of 1940, and the Investment Advisers Act of 1940, the Employee Retirement Income Security Act of 1974 (ERISA), as well as fiduciary duties and other violations of common law. The lawsuits variously have been commenced as class actions or individual actions on behalf of investors who purchased, held, or redeemed shares of the MFS funds during specified periods, as ERISA actions by participants in certain retirement plan accounts on behalf of those accounts, or as derivative actions on behalf of the MFS funds.

   The lawsuits relating to market timing and related matters have been transferred to, and consolidated before, the United States District Court for the District of Maryland, as part of a multi-district litigation of market timing and related claims involving several other fund complexes (In re Mutual Funds Investment Litigation (Alger, Columbia, Janus, MFS, One Group, Putnam, Allianz Dresdner), No. 1:04-md-15863 (transfer began March 19, 2004)). The market timing cases related to the MFS funds include Riggs v. MFS et al., Case No. 04-CV-01162-JFM (direct), Hammerslough v. MFS et al., Case No. 04-MD-01620 (derivative), Anita Walker v. MFS et al., Case No. 1:04-CV-01758 (ERISA), and Reaves v. MFS Series Trust I, et al., Case No. 1:05-CV-02220-JFM (Class B Shares). The plaintiffs in these consolidated lawsuits generally seek injunctive relief including removal of the named Trustees, adviser and distributor, rescission of contracts and 12b-1 Plans, disgorgement of fees and profits, monetary damages, punitive damages, attorney's fees and costs and other equitable and declaratory relief. Two lawsuits alleging improper brokerage allocation practices and excessive compensation are pending in the United States District Court for the District of Massachusetts (Forsythe v. Sun Life Financial Inc., et al., No. 04cv10584 (GAO) (a consolidated action, first filed on March 25, 2004) and Marcus Dumond, et al. v. Massachusetts Financial Servs. Co., et al., No. 04cv11458 (GAO) (filed on May 4, 2004)). The plaintiffs in these lawsuits generally seek compensatory damages, punitive damages, recovery of fees, rescission of contracts, an accounting, restitution, declaratory relief, equitable and/or injunctive relief and attorney's fees and costs. Insofar as any of the actions is appropriately brought derivatively on behalf of any of the MFS funds, any recovery will inure to the benefit of the MFS funds. Several claims of the various lawsuits have been dismissed; MFS and the other named defendants continue to defend the various lawsuits.

Administrator


   MFS provides the Portfolio with certain financial, legal, and other administrative services under a Master Administrative Services Agreement between the Portfolio and MFS. Under this Agreement, MFS is not paid a fee for providing these services.


Shareholder Servicing Agent

   MFS Service Center, Inc. ("MFSC"), a wholly owned subsidiary of MFS, provides transfer agent and recordkeeping functions in connection with the issuance, transfer, and redemption of each class of shares of the Portfolio under a Shareholder Servicing Agent Agreement. MFSC is not paid a fee for providing these services.

Capital Stock


   The Portfolio currently offers only one class of shares and such shares have no preference, pre-emptive or conversion rights and are fully paid and, except as set forth in Part B under "Capital Stock and Other Securities-Description of Shares, Voting Rights and Liabilities," are non-assessable. The Portfolio is not required to hold, and has no current intention of holding, an annual meeting of investors, but the Portfolio may hold a special meeting of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have the right to remove one or more Trustees under certain circumstances. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

   The Portfolio is a series of the Trust, which is organized as a trust under the laws of the Commonwealth of Massachusetts. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the value of its investment in the Portfolio. The securities offered by the Portfolio have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state, and may not be transferred or resold unless so registered or in transactions exempt therefrom. However, an investor may withdraw all or any portion of its investment at any time at net asset value. An investor's interests may be involuntarily redeemed under certain circumstances.


Item 6. Investor Information.

Valuation


   The price of the Portfolio's shares is based on its net asset value. The net asset value of the Portfolio's shares is determined each day the New York Stock Exchange (the Exchange) is open for trading as of the close of regular trading on the Exchange (generally 4:00 p.m. Eastern time). However, net asset value may be calculated earlier as permitted by the SEC. Net asset value per share is computed by dividing the net assets allocated to the Portfolio by the number of shares outstanding for the Portfolio. On days when the Exchange is closed (such as week-ends and holidays), net asset value is not calculated, and the Portfolio does not transact purchase and redemption orders. To the extent the Portfolio's assets are traded in other markets on days when the Portfolio does not price its shares, the value of the Portfolio's assets may change when you will not be able to purchase or redeem shares.


   To determine net asset value, the Portfolio's investments are generally valued at amortized cost.


The Purchase and Redemption of Beneficial Interests in the Portfolio

   Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the of 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Portfolio. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

   An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order in proper form is received by the Portfolio. The net asset value of the Portfolio is determined once during each business day (a day the NYSE is open for trading) as of 4:00 p.m., Eastern time.

   An investment in the Portfolio will be redeemed at the net asset value per share next calculated after your redemption order is received in proper form. MFSC reserves the right to reject any redemption request that is not in proper form. The specific requirements for proper form vary among types of accounts and transactions. In certain circumstances, you may need to have your signature guaranteed and/or submit additional documentation to redeem your shares. In general, no signature guarantee is required for a redemption order for up to $100,000 that is signed by all owners or fiduciaries identified in the account registration, paid as registered, and mailed to the address of record.


   The fund normally sends out your redemption proceeds within seven days after your request is received in proper form. Under unusual circumstances, such as when the New York Stock Exchange is closed, trading on the

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Exchange is restricted, or as permitted by the SEC, the fund may suspend redemptions or postpone payment for more than seven days. Redemption proceeds (other than exchanges) may be delayed until money from prior purchases sufficient to cover your redemption has been received and collected. This can take up to seven days after a purchase.

   You may redeem your shares by contacting MFSC directly.

Distributions


   The Portfolio intends to declare a dividend daily and to pay these dividends to shareholders at least monthly. Any capital gains are distributed at least annually.


Distribution Options


   Dividends and capital gain distributions may be reinvested in additional shares or paid in cash at the shareholder's option.


Tax Considerations


   The following discussion is very general. You are urged to consult your tax adviser regarding the effect that an investment in the Portfolio may have on your particular tax situation, including possible foreign, state, and local taxes. Income exempt from federal income tax may be subject to state and local taxes.

   The Portfolio expects to distribute substantially all of its income and gains annually. Distributions from the Portfolio are taxable whether you receive them in cash or reinvest them in additional shares.


   Any gain resulting from the sale or exchange of your shares will generally also be subject to tax.

Other Considerations

Frequent Trading

    . Right To Reject Or Restrict Purchase and Exchange Orders. The Board of Trustees of the MFS funds has adopted the purchase and exchange limitation policies described below, which it believes are reasonably designed to discourage frequent fund share transactions. MFSC seeks to monitor and enforce these policies, subject to oversight by the Board of Trustees, pursuant to procedures approved by the Board of Trustees. The MFS funds may alter their policies at any time without notice to shareholders.

    . General Purchase And Exchange Limitation Policies. The MFS funds reserve the right to restrict, reject, or cancel (with respect to cancellations, within one business day of the order), without any prior notice, any purchase or exchange order, including transactions believed to represent frequent trading activity. For example, MFSC may in its discretion restrict, reject, or cancel a purchase or exchange order even if the transaction is not subject to specific exchange or other limitations described in this prospectus if MFSC determines that accepting the order could interfere with the efficient management of a fund's portfolio, increase costs to the fund, dilute the value of an investment in the fund to long-term shareholders, or otherwise not be in the fund's best interests. In the event that MFSC rejects or cancels an exchange request, neither the redemption nor the purchase side of the exchange will be processed. Each MFS fund reserves the right to delay for one business day the processing of exchange requests in the event that, in MFSC's judgment, such delay would be in the fund's best interest, in which case both the redemption and purchase side of the exchange will receive the fund's net asset values at the conclusion of the delay period.

    . Specific Exchange And Purchase Limitation Policies. Under the MFS Funds' purchase and exchange limitation policy, MFSC will generally restrict, reject or cancel purchase and exchange orders if MFSC determines that an accountholder has made two exchanges, each in an amount of $5,000 or more, out of an account in an MFS fund during a calendar quarter ("two exchange limit"). This policy does not apply to exchanges:

       .  out of the MFS money market funds; or

       . initiated by a retirement plan trustee or sponsor rather than by a plan participant, and other similar non-discretionary exchanges (e.g., in connection with fund mergers/ acquisitions/liquidations).

       In circumstances where shareholders hold shares through financial intermediaries, the MFS funds may rely upon the financial intermediary's policy to restrict frequent trading and its monitoring of such policy in lieu of the MFS funds' two-exchange limit if MFSC believes that the financial intermediary's policy is reasonably designed to identify and curtail trading activity that is not in the best interest of the fund.

       In addition, MFSC may make exceptions to this policy if, in its judgment, the transaction does not represent frequent trading activity, such as purchases made through systematic purchase plans or payroll contributions. In applying this policy, the MFSC considers the information available to it at the time and reserves the right to consider trading multiple accounts under common ownership, control, or influence to be trading out of a single account.

       Exchanges made on the same day in the same account are aggregated for purposes of counting the number and dollar amount of exchanges made by the accountholder (e.g., a shareholder who on the same day exchanges $6,000 from one MFS fund into two other MFS funds, by exchanging $3,000 into each of the two MFS funds, will be viewed as having made one exchange transaction exceeding $5,000 in value).

    .  Limitations On The Ability To Detect And Curtail Frequent Trading
       Practices.

       Shareholders seeking to engage in frequent trading practices may deploy a variety of strategies to avoid detection, and, despite the efforts of MFSC to prevent frequent trading, there is no assurance that MFSC will be able to identify such shareholders or curtail their trading practices. The ability of MFSC to detect and curtail frequent trading practices may also be limited by operational systems and technological limitations.

       MFSC receives purchase, exchange, and redemption orders through certain financial intermediaries that hold omnibus accounts with an MFS fund. Omnibus account arrangements are common forms of holding shares of MFS funds, particularly among certain financial intermediaries such as brokers, retirement and 529 plans, investment advisors, and variable insurance products. A financial intermediary's policy restricting frequent trading may be more or less restrictive than the MFS funds' policies, may permit certain transactions not permitted by the MFS funds' policies, or prohibit transactions not subject to the MFS funds' policies.

       MFSC is generally not able to identify trading by a particular underlying shareholder within an omnibus account, which makes it difficult or impossible to determine if a particular underlying shareholder has violated the two exchange limit or is otherwise engaged in frequent trading. However, MFSC reviews trading activity at the omnibus level to detect suspicious trading activity. If MFSC detects suspicious trading activity at the omnibus level it will contact the financial intermediary to request underlying shareholder level activity to determine whether there is underlying shareholder level frequent trading. In certain instances, a financial intermediary may be unwilling or unable to provide MFSC with information about underlying shareholder level activity.

       If frequent trading is identified, MFSC will take appropriate action. MFSC's ability to monitor and deter frequent trading in omnibus accounts at the underlying shareholder level is dependent upon the capability and cooperation of the financial intermediary. Accordingly, depending upon the composition of a fund's shareholder accounts, the level of cooperation provided by the financial intermediary and in light of efforts made by certain shareholders to evade these limitations, MFSC may not be in a position to monitor and deter frequent trading with respect to a significant percentage of a fund's shareholders. You should consult your financial intermediary regarding the application of these limitations and whether your financial intermediary imposes any additional or different limitations.

    . Frequent Trading Risks. To the extent that the MFS funds or their agents are unable to curtail excessive trading practices in a fund, these practices may interfere with the efficient management of the fund's portfolio, may result in increased transaction and administrative costs, and may adversely impact the fund's performance.

   Unauthorized Transactions. MFS will not be responsible for losses that result from unauthorized transactions unless MFSC does not follow procedures reasonably designed to verify your identity. If an account has more than one owner or authorized person, MFSC will accept telephone and online instructions from any one owner or authorized person. It is important that you contact MFSC immediately about any transactions you believe to be unauthorized.

   Ability to contact MFSC. Certain methods of contacting MFSC, such as by mail, telephone, or electronically, may be unavailable or delayed (for example, after natural disasters or during periods of significant/major political, social, or economic instability).

   Reservation of Other Rights. In addition to the rights expressly stated elsewhere in this Registration Statement, MFSC reserves the right to: 1) alter, add, or discontinue any conditions of purchase, service, or privilege at any time without notice; and 2) freeze any account or suspend account services when MFSC has received reasonable notice (written or otherwise) of a dispute between registered or beneficial account owners or when MFSC believes a fraudulent transaction may occur or has occurred.


   Anti-Money Laundering Restrictions. Federal law requires the Portfolio to implement policies and procedures reasonably designed to prevent, detect and report money laundering and other illegal activity. The Portfolio, consistent with applicable federal law, may redeem your shares and close your account; suspend, restrict or cancel purchase and redemption orders; process redemption requests and withhold your proceeds; and take other action if it is unable to verify your identity within a reasonable time or conduct required due diligence on your account or as otherwise permitted by its anti-money laundering policies and procedures.


Item 7. Distribution Arrangements


   The Portfolio does not impose a sales load or contingent deferred sales charge.


Item 8. Financial Highlights Information


   Because the Portfolio is newly offered and has not completed a fiscal year, there are no financial highlights to report. The Portfolio's Independent registered public accounting firm is Deloitte & Touche LLP.

                                    PART B

Item 9. Cover Page and Table of Contents.


   This Part B sets forth information with respect to the MFS Institutional Money Market Portfolio (the "Money Market Portfolio" or the "Portfolio"), a series of MFS Series Trust XIV, an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The date of this Part B and Part A to the Registration Statement for the Portfolio is August 30, 2007.

   This Statement of Additional Information ("SAI") contains additional information about the Portfolio and should be read in conjunction with Part A of this Registration Statement. You may obtain a copy of Part A of the Registration Statement, dated August 30, 2007, without charge by contacting the Portfolio's transfer agent, MFS Service Center, Inc. (please see the back cover of Part II of this SAI for address and telephone number).


   This SAI is NOT a prospectus and is authorized for distribution to prospective investors only if preceded or accompanied by a current Part A to the Registration Statement.

Table of Contents


                                                                                 Page
                                                                                 ----
Portfolio History...............................................................   1
Description of the Portfolio and Its Investments and Risks......................   1
Management of the Portfolio.....................................................  12
Control Persons and Principal Holders of Securities.............................  20
Investment Advisory and Other Services..........................................  22
Brokerage Allocation and Other Practices........................................  23
Capital Stock and Other Securities..............................................  27
Purchase, Redemption and Pricing of Securities..................................  28
Taxation of the Portfolio.......................................................  29
Underwriters....................................................................  33
Calculations of Performance Data................................................  33
Financial Statements............................................................  33
Appendix A -- Recipients of Non-Public Portfolio Holdings on an Ongoing Basis...  34
Appendix B -- Proxy Voting Policies & Procedures................................  35


Item 10.Portfolio History.

   MFS Series Trust XIV is a Massachusetts business trust organized on March 1, 2007.


Item 11.Description of the Portfolio and Its Investments and Risks.

The Portfolio

   The Portfolio is a diversified series of the Trust. The Trust is an open-end management investment company.


Investment Strategies and Risks


   In addition to the principal investment strategies and the principal risks described in Part A of the Registration Statement, the Portfolio may employ other investment practices and may be subject to other risks, which are described below.


   Asset-Backed Securities. Asset-backed securities are securities that represent a participation in, or are secured by and payable from, pools of underlying assets such as debt securities, bank loans, motor vehicle installment sales contracts, installment loan contracts, leases of various types of real and personal property, receivables from revolving credit (i.e., credit card) agreements and other receivables. These underlying assets are securitized through the use of trusts and special purpose entities. Payment of interest and repayment of principal on asset-backed securities may be largely dependent upon the cash flows generated by the underlying assets backing the securities and, in certain cases, may be supported by letters of credit, surety bonds, or other credit enhancements.

   Asset-backed securities are often subject to more rapid repayment than their stated maturity date would indicate, as a result of the pass-through of prepayments of principal on the underlying assets. The rate of principal payments on asset-backed securities is related to the rate of principal payments on the underlying asset pool and related to the priority of payment of the security with respect to the asset pool. The occurrence of prepayments is a function of several factors, such as the level of interest rates, general economic conditions, the location, and age of the underlying obligations, asset default and recovery rates, and other social and demographic conditions. Because prepayments of principal generally occur when interest rates are declining, an investor generally has to reinvest the proceeds of such prepayments at lower interest rates than those at which its assets were previously invested. Therefore, asset-backed securities may have less potential for capital appreciation in periods of falling interest rates than other income-bearing securities of comparable maturity.

   The credit quality of asset-backed securities depends primarily on the quality of the underlying assets, the level of credit enhancement, if any, provided for the securities, and the credit quality of the credit-support provider, if any. The value of asset-backed securities may be affected by the various factors described above and other factors, such as changes in interest rates, the availability of information concerning the pool and its structure, the creditworthiness of the servicing agent for the pool, the originator of the underlying assets, or the entities providing the credit enhancement. Because asset-backed securities may not have the benefit of a security interest in the underlying assets that is comparable to a mortgage, asset-backed securities present certain additional risks that are not present with mortgage-backed securities.

   Borrowing. If the Portfolio borrows money, its share price may be subject to greater fluctuation until the borrowing is paid off. If the Portfolio makes additional investments while borrowings are outstanding, this may be considered a form of leverage and may cause a Portfolio to liquidate investments when it would not otherwise do so. Money borrowed will be subject to interest charges and may be subject to other fees or requirements which would increase the cost of borrowing above the stated interest rate.

   Foreign Markets. Foreign securities and foreign currencies, as well as any securities issued by U.S. entities with substantial foreign operations, may involve significant risks in addition to the risks inherent in U.S. investments. Foreign investments involve risks relating to local political, economic, regulatory, or social instability, military action or unrest, or adverse diplomatic developments, and may be affected by actions of foreign governments adverse to the interests of U.S. investors. Such actions may include expropriation or nationalization of assets, confiscatory taxation, restrictions on U.S. investment or on the ability to repatriate assets or convert currency into U.S. dollars, or other government intervention. The debt instruments of foreign governments and their agencies and instrumentalities may or may not be supported by the full faith and credit of the foreign government. Additionally, governmental issuers of foreign debt securities may be unwilling to pay interest and repay principal when due and may require that the conditions for payment be renegotiated. In addition, the value of securities denominated in foreign currencies and of dividends and interest paid with respect to such securities will fluctuate based on the relative strength of the U.S. dollar.

   Foreign stock markets, while growing in volume and sophistication, are generally not as developed as those in the United States, and securities of some foreign issuers may be less liquid and more volatile than securities of comparable U.S. issuers. Foreign security trading, settlement and custodial practices (including those involving securities settlement where Portfolio assets may be released prior to receipt of payment) are often less developed than those in U.S. markets, and may result in increased risk or substantial delays in the event of a failed trade or the insolvency of, or breach of duty by, a foreign broker-dealer, securities depository, or foreign subcustodian. In addition, the costs associated with foreign investments, including withholding taxes, brokerage commissions, and custodial costs, are generally higher than with U.S. investments.

   Foreign markets may offer less protection to investors than U.S. markets. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to U.S. issuers. Adequate public information on foreign issuers may not be available, and it may be difficult to secure dividends and information regarding corporate actions on a timely basis. In general, there is less overall governmental supervision and regulation of securities exchanges, brokers, and listed companies than in the United States. OTC markets tend to be less regulated than stock exchange markets and, in certain countries, may be totally unregulated. Regulatory enforcement may be influenced by economic or political concerns, and investors may have difficulty enforcing their legal rights in foreign countries.

   Some foreign securities impose restrictions on transfer within the United States or to U.S. persons. Although securities subject to such transfer restrictions may be marketable abroad, they may be less liquid than foreign securities of the same class that are not subject to such restrictions.

   Money Market Instruments. Money market instruments, or short-term debt instruments, consist of obligations such as commercial paper, bank obligations (e.g., certificates of deposit and bankers' acceptances), repurchase agreements, and various government obligations, such as Treasury bills. Money market instruments may be structured to be, or may employ a trust or other form so that they are, eligible investments for money market funds. For example, put features can be used to modify the maturity of a security or interest rate adjustment features can be used to enhance price stability. If a structure fails to function as intended, adverse tax or investment consequences may result. Neither the Internal Revenue Service (IRS) nor any other regulatory authority has ruled definitively on certain legal issues presented by certain structured securities. Future tax or other regulatory determinations could adversely affect the value, liquidity, or tax treatment of the income received from these securities. Commercial paper is a money market instrument issued by banks or companies to raise money for short-term purposes. Unlike some other debt obligations, commercial paper is typically unsecured. Commercial paper may be issued as an asset-backed security.

   Municipal Instruments. Debt instruments issued by or on behalf of states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies or instrumentalities, are known as "municipal instruments." Generally, interest received on municipal instruments is exempt from federal income tax. The tax-exempt nature of the interest on a municipal instrument is generally the subject of a bond counsel opinion delivered in connection with the issuance of the instrument. There is no assurance that the IRS will agree with bond counsel's opinion that such interest is tax-exempt or that the interest payments on such municipal instruments will continue to be tax exempt for the life of the municipal instrument.

   Issuers or other parties generally enter into covenants requiring continuing compliance with federal tax requirements to preserve the tax-free status of interest payments over the life of the municipal instrument. If at any time the covenants are not complied with, or if the IRS otherwise determines that the issuer did not comply with relevant tax requirements, interest payments from a municipal instrument could become federally taxable, possibly retroactively to the date the municipal instrument was issued and an investor may need to file an amended income tax return. Certain types of structured securities are designed so that tax exempt interest from municipal instruments held by the underlying entity will pass through to the holders of the structured security. There is no assurance that the IRS will agree that such interest is tax exempt.

   The value of municipal instruments can be affected by changes in their actual or perceived credit quality. The credit quality of municipal instruments can be affected by, among other things, the financial condition of the issuer or guarantor, the issuer's future borrowing plans and sources of revenue, the economic feasibility of the revenue bond project or general borrowing purpose, political or economic developments in the region where the instrument is issued and the liquidity of the security. Municipal instruments generally trade in the over-the-counter market.

   General obligation bonds are backed by the issuer's pledge of its full faith and credit and taxing power for the repayment of principal and the payment of interest. Issuers of general obligation bonds include states, counties, cities, towns, and regional districts. The proceeds of these obligations are used to fund a wide range of public projects, including construction or improvement of schools, highways and roads, and water and sewer systems. The rate of taxes that can be levied for the payment of debt service on these bonds may be limited. Additionally, there may be limits as to the rate or amount of special assessments or taxes that can be levied to meet these obligations.

   Some general obligation bonds are backed by both a pledge of a specific revenue source, such as a special assessment or tax and an issuer's pledge of its full faith and credit and taxing power. Debt service from these general obligation bonds is typically paid first from the specific revenue source and second, if the specific revenue source is insufficient, from the general taxing power.

   Revenue bonds are generally backed by the net revenues derived from a particular facility, group of facilities, or, in some cases, the proceeds of a special excise tax or other specific revenue source, such as a state's or local government's proportionate share of the payments from the Tobacco Master Settlement Agreement. Revenue bonds are issued to finance a wide variety of capital projects. Examples include electric, gas, water and sewer systems; highways, bridges, and tunnels; port and airport facilities; colleges and universities; and hospitals. Industrial development bonds, a type of revenue bond, are issued by or on behalf of public authorities to raise money to finance various privately operated facilities for a variety of purposes, including economic development, solid waste disposal, transportation, and pollution control. Although the principal security for revenue bonds is typically the revenues of the specific facility, project, company or system, many revenue bonds are secured by additional collateral in the form of a mortgage on the real estate comprising a specific facility, project or system, a lien on receivables and personal property, as well as the pledge of various reserve funds available to fund debt service, working capital, capital expenditures or other needs. Net revenues and other security pledged may be insufficient to pay principal and interest due which will cause the price of the bonds to decline. In some cases, revenue bonds issued by an authority are backed by a revenue stream unrelated to the issuer, such as a hotel occupancy tax, a sales tax, or a special assessment. In these cases, the ability of the authority to pay debt service is solely dependent on the revenue stream generated by the special tax. Furthermore, the taxes supporting such issues may be subject to legal limitations as to rate or amount.

   Municipal insurance policies typically insure, subject to the satisfaction of the policy conditions, timely and scheduled payment of all principal and interest due on the underlying municipal instruments. The insurance may be obtained by either (i) the issuer at the time the municipal instrument is issued, commonly referred to as primary market insurance or (ii) another party after the municipal instrument has been issued, commonly referred to as secondary market insurance. The financial strength of the companies issuing the bond insurance can vary.

   In general, municipal insurance does not insure any risk other than nonpayment. Municipal insurance does not insure against market fluctuations which affect the price of a security. In addition, a municipal insurance policy will not insure (i) the payment of regularly scheduled debt service payments until maturity if an issuer redeems the municipal bonds prior to maturity in accordance with the call provisions of the municipal instrument; (ii) over the loss of prepayment or other acceleration payment which at any time may become due in respect of any instrument, (except for a mandatory sinking fund redemption; (iii) the payment of a prepayment or acceleration premium; or
(iv) nonpayment of principal or interest caused by negligence or bankruptcy of the paying agent. A municipal insurance policy often reserves to the insurer the exclusive right to accelerate the instruments upon a payment default.

   Because a significant portion of the municipal instruments issued and outstanding are insured by a small number of insurance companies, an event involving one or more of these insurance companies could have a significant adverse effect on the value of the securities insured by that insurance company and on the municipal market as a whole.

   Education. In general, there are two types of education-related bonds:
(i) those issued to finance projects for public and private colleges and universities, charter schools and private schools, and (ii) those representing pooled interests in student loans. Bonds issued to supply educational institutions with funding are subject to many risks, including the risks of unanticipated revenue decline, primarily the result of decreasing student enrollment, decreasing state and federal funding, or a change in general economic conditions. Additionally, higher than anticipated costs associated with salaries, utilities, insurance or other general expenses could impair the ability of a borrower to make annual debt service payments. Student loan revenue bonds are generally offered by state (or substate) authorities or commissions and are backed by pools of student loans. Underlying student loans may be guaranteed by state guarantee agencies and may be subject to reimbursement by the United States Department of Education through its guaranteed student loan program. Others may be private, uninsured loans made to parents or students which may be supported by reserves or other forms of credit enhancement. Recoveries of principal due to loan defaults may be applied to redemption of bonds or may be used to re-lend, depending on program latitude and demand for loans. Cash flows supporting student loan revenue bonds are impacted by numerous factors, including the rate of student loan defaults, seasoning of the loan portfolio, and student repayment deferral periods of forbearance. Other risks associated with student loan revenue bonds include potential changes in federal legislation regarding student loan revenue bonds, state guarantee agency reimbursement and continued federal interest and other program subsidies currently in effect.

   Electric Utilities. The electric utilities industry has been experiencing increased competitive pressures. Federal and state legislation in recent years has been moving the industry toward opening transmission access to any electricity supplier, although it is not presently known to what extent competition will evolve. Other risks include: (a) the availability and cost of fuel, (b) the availability and cost of capital, (c) the effects of conservation on energy demand, (d) the effects of rapidly changing environmental, safety, and licensing requirements, and other federal, state, and local regulations,
(e) timely and sufficient rate increases thereby assisting utilities in recovering increasing energy costs, and (f) opposition to nuclear power.

   Health Care. The health care industry is subject to regulatory action by a number of governmental agencies, including federal, state, and local governmental agencies. A major source of revenues for the health care industry is payments from the Medicare and Medicaid programs. As a result, the industry is sensitive to legislative changes and reductions in governmental spending for such programs. A second major source of revenues for the health care industry is payments from private insurance companies and health maintenance organizations. As such, any changes to and reductions in reimbursement rates from these entities for services provided could be detrimental to the revenues of the providers. Numerous other factors may affect the industry, such as general and local economic conditions; demand for services; expenses (including for example, labor, malpractice insurance premiums and pharmaceutical products); and competition among health care providers. In the future, the following factors may adversely affect health care facility operations: adoption of legislation proposing a national health insurance program; other state or local health care reform measures; medical and technological advances which dramatically alter the need for health services or the way in which such services are delivered; changes in medical coverage which alter the traditional fee-for-service revenue stream; and efforts by employers, insurers, and governmental agencies to reduce the costs of health insurance and health care services.

   Housing. Housing revenue bonds typically are issued by a state, county, or local housing authority and are secured by the revenues of mortgages originated by the authority using the proceeds of the bond issue. These bonds may be used to make mortgage loans for single-family housing, multi-family housing, or a combination of the two. Because of the impossibility of precisely predicting demand for mortgages from the proceeds of such an issue, there is a risk that the proceeds of the issue will be in excess of demand, which would result in early retirement of the bonds by the issuer. Moreover, such housing revenue bonds depend for their repayment upon the cash flow from the underlying mortgages, which cannot be precisely predicted when the bonds are issued. Any difference in the actual cash flow from such mortgages from the assumed cash flow could have an adverse impact upon the ability of the issuer to make scheduled payments of principal and interest on the bonds, or could result in early retirement of the bonds. Additionally, such bonds depend in part for scheduled payments of principal and interest upon reserve funds established from the proceeds of the bonds, assuming certain rates of return on investment of such reserve funds. If the assumed rates of return are not realized because of changes in interest rate levels or for other reasons, the actual cash flow for scheduled payments of principal and interest on the bonds may be inadequate. The financing of multi-family housing projects is affected by a variety of factors which may impact the borrower's ability to pay debt service and may impair the value of the collateral securing the bonds, if any. These factors include satisfactory completion of construction within cost constraints, the achievement and maintenance of a sufficient level of occupancy, sound management of the developments, timely and adequate increases in rents to cover increases in operating expenses, including taxes, utility rates and maintenance costs, changes in applicable laws and governmental regulations and social and economic trends. Some authorities provide additional security for the bonds in the form of insurance, subsidies, additional collateral, or state pledges (without obligation) to make up deficiencies.

   Transportation. Transportation debt may be issued to finance the construction of airports, toll roads, highways, or other transit facilities. Airport bonds are dependent on the economic conditions of the airport's service area and may be affected by the business strategies and fortunes of specific airlines. They may also be subject to competition from other airports and modes of transportation. Air traffic generally follows broader economic trends and is also affected by the price and availability of fuel. Toll road bonds are also affected by the cost and availability of fuel as well as toll levels, the presence of competing roads and the general economic health of an area. Fuel costs, transportation taxes and fees, and availability of fuel also affect other transportation-related securities, as do the presence of alternate forms of transportation, such as public transportation.

   Tobacco Settlement Revenue Bonds. Tobacco settlement revenue bonds are secured by a single source of revenue -- a state or jurisdiction's proportionate share of periodic payments made by tobacco companies under the Master Settlement Agreement (the "MSA") entered into by participating cigarette manufacturers, 46 states, and other jurisdictions in November of 1998 in settlement of certain smoking-related litigation. Annual payments on the bonds are dependent on the receipt by the issuer of future settlement payments under the MSA. These annual payments are subject to numerous adjustments. The actual amount of future settlement payments depends on annual domestic cigarette shipments, inflation, market share gains by non-participating cigarette manufacturers, and other factors. MSA adjustments may cause bonds to be repaid faster or slower than originally projected. Tobacco bonds are subject to additional risks, including the risk that cigarette consumption declines, that a tobacco company defaults on its obligation to make payments to the state or that the MSA or state legislation enacted pursuant to the MSA is void or unenforceable.

   Water and Sewer. Water and sewer revenue bonds are generally secured by the fees charged to each user of the service. The issuers of water and sewer revenue bonds generally enjoy a monopoly status and latitude in their ability to raise rates. However, lack of water supply due to insufficient rain, run-off, or snow pack can be a concern and has led to past defaults. Further, public resistance to rate increases, declining numbers of customers in a particular locale, costly environmental litigation, and Federal environmental mandates are challenges faced by issuers of water and sewer bonds.

   Municipal Lease Obligations. Municipal lease obligations and participations in municipal leases are undivided interests in a portion of an obligation in the form of a lease or installment purchase or conditional sales contract which is issued by a state, local government, or a municipal financing corporation to acquire land, equipment, and/or facilities (collectively hereinafter referred to as "lease obligations"). Generally lease obligations do not constitute general obligations of the municipality for which the municipality's taxing power is pledged. Instead, a lease obligation is ordinarily backed by the municipality's covenant to budget for, appropriate, and make the payments due under the lease obligation. As a result of this structure, municipal lease obligations are generally not subject to state constitutional debt limitations or other statutory requirements that may apply to other municipal securities.

   Lease obligations may contain "non-appropriation" clauses which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for that purpose on a yearly basis. If the municipality does not appropriate in its budget enough to cover the payments on the lease obligation, the lessor may have the right to repossess and relet the property to another party. Depending on the property subject to the lease, the value of the property may not be sufficient to cover the debt.

   In addition to the risk of "non-appropriation," municipal lease securities may not have as highly liquid a market as conventional municipal bonds. Furthermore, municipal lease obligations have the same risk characteristics as Municipal Instruments do generally.

   Repurchase Agreements. A repurchase agreement is an agreement under which a buyer would acquire a security for a relatively short period of time (usually not more than a week) subject to the obligation of the seller to repurchase and the buyer to resell such security at a fixed time and price (representing the buyer's cost plus interest). The buyer bears the risk of loss in the event that the other party to a repurchase agreement defaults on its obligations and the buyer is delayed or prevented from exercising its rights to dispose of the collateral. This risk includes the risk of procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price.

   Restricted Securities. Restricted securities are securities that are subject to legal restrictions on their re-sale. Difficulty in selling securities may result in a loss or be costly to an investor. Restricted securities generally can be sold in privately negotiated transactions, pursuant to an exemption from registration under the Securities Act of 1933, or in a registered public offering. Where registration is required, the holder of a registered security may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time it decides to seek registration and the time it may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the holder might obtain a less favorable price than prevailed when it decided to seek registration of the security.

   Reverse Repurchase Agreements. In a reverse repurchase agreement, an investor sells securities and receives cash proceeds, subject to its agreement to repurchase the securities at a later date for a fixed price reflecting a market rate of interest. There is a risk that the counter party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the investor. Unless the appreciation and income on assets purchased with proceeds from reverse repurchase agreements exceed the costs associated with them, the investor's performance is lower than it otherwise would have been. A reverse repurchase agreement can be viewed as a borrowing. If a Portfolio makes additional investments while a reverse repurchase agreement is outstanding, this may be considered a form of leverage.


   Securities of Other Investment Companies. Securities of other investment companies include shares of closed-end investment companies, unit investment trusts, exchange-traded funds, and open-end investment companies, represent interests in professionally managed portfolios that may invest in any type of interest. Investing in other investment companies involves substantially the same risks as investing directly in the underlying interests, but involve additional expenses at the investment company-level, such as a proportionate share of portfolio management fees and operating expenses. Certain types of investment companies, such as closed-end investment companies and exchange-traded funds, trade on a stock exchange or over-the-counter at a premium or a discount to their net asset value (NAV) per share. The extent to which a Portfolio can invest in securities of other investment companies is limited by the Investment Company Act of 1940.


   Temporary Defensive Positions. In response to market, economic, political, or other conditions, MFS may depart from its investment strategies for a Portfolio by temporarily investing for defensive purposes. MFS may invest a large portion or all of a Portfolio's assets in cash (including foreign currency) or cash equivalents, including, but not limited to, obligations of banks (including certificates of deposit, bankers' acceptances, time deposits and repurchase agreements), commercial paper, short-term notes, U.S. Government Securities and related repurchase agreements.

   When-Issued, Delayed-Delivery, and Forward-Commitment Transactions. When-issued, delayed-delivery, and forward-commitment transactions involve a commitment to purchase or sell specific securities at a predetermined price or yield in which payment and delivery take place after the customary settlement period for that type of security. Typically, no interest accrues to the purchaser until the security is delivered. When purchasing securities pursuant to one of these transactions, payment for the securities is not required until the delivery date. However, the purchaser assumes the rights and risks of ownership, including the risks of price and yield fluctuations and the risk that the security will not be issued or delivered as anticipated. If a Portfolio makes additional investments while a delayed delivery purchase is outstanding, this may result in a form of leverage.

   Variable and Floating Rate Securities. Variable and floating rate securities are debt instruments that provide for periodic adjustments in the interest rate paid on the security. Variable rate securities provide for a specified periodic adjustment in the interest rate, while floating rate securities have interest rates that may change with changes to the level of prevailing interest rates or the issuer's credit quality. There is a risk that the current interest rate on variable and floating rate securities may not accurately reflect current market interest rates or adequately compensate the holder for the current creditworthiness of the issuer. Some variable or floating rate securities are structured with liquidity features such as (1) put options or tender options that permit holders (sometimes subject to conditions) to demand payment of the unpaid principal balance plus accrued interest from the issuers or certain financial intermediaries or (2) auction rate features, remarketing provisions, or other maturity-shortening devices designed to enable the issuer to refinance or redeem outstanding debt securities (market-dependent liquidity features). The market-dependent liquidity features may not operate as intended as a result of the issuer's declining creditworthiness, adverse market conditions, or other factors or the inability or unwillingness of a participating broker-dealer to make a secondary market for such securities. As a result, variable or floating rate securities that include market-dependent liquidity features may lose value and the holders of such securities may be required to retain them for an extended period of time or until maturity.

   Zero Coupon Bonds, Deferred Interest Bonds, and PIK Bonds. Zero coupon and deferred interest bonds are debt instruments which are issued at a discount from face value. The discount approximates the total amount of interest the instruments will accrue and compound over the period until maturity or the first interest payment date at a rate of interest reflecting the market rate of the instrument at the time of issuance. While zero coupon bonds do not require the periodic payment of interest, deferred interest bonds provide for a period of delay before the regular payment of interest begins. Bonds on which the interest is payable in kind are known as "PIK bonds." PIK bonds are debt instruments which provide that the issuer may, at its option, pay interest on such instruments in cash or in the form of additional debt instruments. Such instruments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of such cash. Such instruments may experience greater volatility in market value than debt instruments which make regular payments of interest.

Investment Restrictions


   The Portfolio has adopted the following restrictions which cannot be changed without the approval of a Majority Shareholder Vote (which is currently defined in the Investment Company Act of 1940 Act to be the lesser of (i) 67% or more of the voting securities present at a meeting at which holders of voting securities representing more than 50% of the outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities).


   As fundamental investment restrictions, the Portfolio may not:

      (1) borrow money except to the extent such borrowing is not prohibited by the Investment Company Act of 1940, as amended (the "1940 Act") and exemptive orders granted under such Act;

      (2) underwrite securities issued by other persons, except that all or any portion of the assets of the Portfolio may be invested in one or more investment companies, to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act, and except insofar as the Portfolio may technically be deemed an underwriter under the Securities Act of 1933, as amended, in selling a portfolio security;

      (3) issue any senior securities except to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act; for purposes of this restriction, collateral arrangements with respect to any type of swap, option, Forward Contracts and Futures Contracts and collateral arrangements with respect to initial and variation margin are not deemed to be the issuance of a senior security;

      (4) make loans except to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act; and

      (5) purchase or sell real estate (excluding securities secured by real estate or interests therein and securities of companies, such as real estate investment trusts, which deal in real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (excluding currencies and any type of option, Futures Contracts and Forward Contracts) in the ordinary course of its business; the Portfolio reserves the freedom of action to hold and to sell real estate, mineral leases, commodities or commodity contracts (including currencies and any type of option, Futures Contracts and Forward Contracts) acquired as a result of the ownership of securities.

      (6) purchase any securities of an issuer in a particular industry if as a result 25% or more of its total assets (taken at market value at the time of purchase) would be invested in securities of issuers whose principal business activities are in the same industry, provided however, that this restriction shall not apply to securities or obligations issued or guaranteed by banks or bank holding companies, finance companies or utility companies.


   In addition, the Portfolio has adopted the following non-fundamental policies, which may be changed without shareholder approval.


   The Portfolio will not:

      (1) invest in illiquid investments, including securities subject to legal or contractual restrictions on resale or for which there is no readily available market (e.g., trading in the security is suspended, or, in the case of unlisted securities, where no market exists), if more than 10% of the Portfolio's net assets (taken at market value) would be invested in such securities; repurchase agreements maturing in more than seven days will be deemed to be illiquid for purposes of the Portfolio's limitation on investment in illiquid securities; securities that are not registered under the Securities Act of 1933 but are determined to be liquid by the Trust's Board of Trustees (or its delegee) will not be subject to this 10% limitation.

   Except for investment restriction no. 1 and the Portfolio's non-fundamental policy on investing in illiquid securities, these investment restrictions are adhered to at the time of purchase or utilization of assets; a subsequent change in circumstances will not be considered to result in a violation of policy. In the event the investments exceed the percentage specified in the Portfolio's non-fundamental policy on illiquid investments, the Portfolio will reduce the percentage of its assets invested in illiquid investments in due course, taking into account the best interests of shareholders.

   For purposes of investment restriction no. 6, investments in securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities and tax-exempt obligations issued or guaranteed by a U.S. territory or possession, a state or local government, or a political subdivision of any of the foregoing, are not considered an investment in any particular industry.

   For purposes of investment restriction no. 6, investments in other investment companies are not considered an investment in any particular industry and portfolio securities held by an underlying fund in which the Portfolio may invest are not considered to be securities purchased by the Portfolio.

Disclosure of Portfolio Holdings


   The Portfolio has established a policy governing the disclosure of its portfolio holdings that is reasonably designed to protect the confidentiality of the Portfolio's non-public portfolio holdings and prevent inappropriate selective disclosure of such holdings. The Portfolio's Board of Trustees has approved this policy and will be asked to approve any material amendments to this policy. Exceptions to this policy may be authorized by MFS' general counsel or a senior member of the MFS legal department acting under the supervision of MFS' general counsel (an "Authorized Person").


   Neither MFS nor the Portfolio nor, if applicable, a sub-adviser, will receive any compensation or other consideration in connection with its disclosure of the Portfolio's portfolio holdings.


Public Disclosure of Portfolio Holdings


   In addition to the public disclosure of the Portfolio's portfolio holdings through required SEC quarterly filings, the Portfolio may make its portfolio holdings publicly available on the MFS Web site in such scope and form and with such frequency as MFS may reasonably determine.

   At this time, the Portfolio does not expect to make its portfolio holdings available on the MFS Web site (mfs.com). The following information, however, is generally available to you on the MFS Web site (mfs.com) for other MFS Funds:



Information                                              Approximate Date of Posting to Web Site
-----------                                              ---------------------------------------
Fund's top 10 securities holdings as of each month's end         14 days after month end
Fund's full securities holdings as of each month's end           24 days after month end


   If a fund has substantial investments in both equity and debt instruments, the fund's top 10 equity holdings and top 10 debt holdings will be made available. In addition, for fund's that primarily invest in shares of the other MFS funds, all securities holdings in shares of MFS funds, the top 10 aggregated equity holdings within the underlying MFS funds, and the top 10 aggregated debt holdings within the underlying MFS funds will be made available.

   Note that a fund or MFS may suspend the posting of this information or modify the elements of this Web posting policy without notice to shareholders. Once posted, the above information will remain available on the Web site until at least the date on which the fund files a Form N-CSR or Form N-Q for the period that includes the date as of which the Web site information is current.


   Not all registered investment companies that are advised by MFS publicly disclose portfolio holdings in the form or on the schedule described above, and registered investment companies that are sub-advised by MFS or its affiliates may be subject to different portfolio holdings disclosure policies that may permit public disclosure of portfolio holdings information in different forms and at different times. In addition, separate account and unregistered product clients of MFS or its affiliates have access to their portfolio holdings, and prospective clients have access to representative portfolio holdings. These clients and prospective clients are not subject to the MFS Funds' portfolio holdings disclosure policies. Some of these registered investment companies, sub-advised funds, separate accounts, and unregistered products, all advised or sub-advised by MFS or its affiliates, have substantially similar or identical investment objectives and strategies to the MFS Funds that publicly disclose portfolio holdings. They therefore have potentially substantially similar, and in certain cases nearly identical, portfolio holdings as those MFS funds and the Portfolio.

   A MFS funds' (including the Portfolio) portfolio holdings are considered to be publicly disclosed: (a) upon the disclosure of the portfolio holdings in a publicly available, routine filing with the SEC that is required to include the information, (b) the day after the Portfolio makes such information available on its Web site (assuming that it discloses in its registration statement that such information is available on its Web site,) or (c) at such additional times and on such additional basis as determined by the SEC or its staff.

Disclosure of Non-Public Portfolio Holdings


   The Portfolio may, in certain cases, disclose to third parties its portfolio holdings which have not been made publicly available. Disclosure of non-public portfolio holdings to third parties may only be made if an Authorized Person determines that such disclosure is not impermissible under applicable law or regulation. In the case of a sub-adviser this determination may be made by a senior member of the sub-adviser's legal or compliance departments (a "Sub-Adviser Authorized Person"). In addition, the third party receiving the non-public portfolio holdings may, at the discretion of an Authorized Person, be required to agree in writing to keep the information confidential and/or agree not to trade directly or indirectly based on the information. Such agreements may not be required in circumstances such as where portfolio securities are disclosed to brokers to obtain bids/prices or in interviews with the media. MFS will seek to monitor a recipient's use of non-public portfolio holdings provided under these agreements and, when appropriate, use its best efforts to enforce the terms of these agreements. The restrictions and obligations described in this paragraph do not apply to non-public portfolio holdings provided to MFS or its affiliates.

   In addition, to the extent that an Authorized Person determines that there is a potential conflict with respect to the disclosure of information that is not publicly available between the interests of the Portfolio's shareholders, on the one hand, and MFS, MFD or an affiliated person of MFS, MFD, or the Portfolio, on the other hand, the Authorized Person must inform MFS' conflicts officer of such potential conflict, and MFS' conflicts officer shall determine whether, in light of the potential conflict, disclosure is reasonable under the circumstances, and shall report such potential conflict of interest determinations to the Portfolio's Independent Chief Compliance Officer and the Board of Trustees of the Portfolio. MFS also reports to the Board of Trustees of the Portfolio regarding the disclosure of information regarding the Portfolio that is not publicly available.


   Subject to compliance with the standards set forth in the previous two paragraphs, non-public portfolio holdings may be disclosed in the following circumstances:


   Employees of MFS or MFD or, if applicable, a sub-adviser, (collectively "Portfolio representatives") disclose non-public portfolio holdings in connection with the day-to-day operations and management of the Portfolio. Full portfolio holdings are disclosed to the Portfolio's custodians, independent registered accounting firm, financial printers, regulatory authorities, and stock exchanges and other listing organizations. Portfolio holdings are disclosed to the Portfolio's pricing service vendors and broker/dealers when requesting bids for, or price quotations on, securities, and to other persons (including independent contractors) who provide systems or software support in connection with Portfolio operations, including accounting, compliance support, and pricing. Portfolio holdings may also be disclosed to persons assisting the Portfolio in the voting of proxies or in connection with litigation relating to Portfolio portfolio holdings. In connection with managing the Portfolio MFS or, if applicable, a sub-adviser, may use analytical systems provided by third parties who may have access to Portfolio portfolio holdings.


   Non-public portfolio holdings may be disclosed in connection with other activities, such as to participants in in-kind purchases and redemptions of Portfolio shares, to service providers facilitating the distribution or analysis of portfolio holdings, once the information is public, and in other circumstances not described above. All such disclosures are subject to compliance with the applicable disclosure standards.

   In addition, subject to such disclosure not being impermissible under applicable law or regulation, Portfolio representatives may disclose Portfolio portfolio holdings and related information, which may be based on non-public portfolio holdings, under the following circumstances (among others):


   Portfolio representatives may provide oral or written information ("portfolio commentary") about the Portfolio, including, but not limited to, how the Portfolio's investments are divided among various sectors, industries, countries, value and growth stocks, small, mid, and large-cap stocks, among stocks, bonds, currencies and cash, types of bonds, bond maturities, bond coupons, and bond credit quality ratings. This portfolio commentary may also include information on how these various weightings and factors contributed to Portfolio performance. Portfolio representatives may also express their views orally or in writing on one or more of the Portfolio's portfolio holdings or may state that the Portfolio has recently purchased or sold one or more holdings.

   Portfolio representatives may also provide oral or written information ("statistical information") about various financial characteristics of the Portfolio or its underlying portfolio securities including, but not limited to, alpha, beta, coefficient of determination, duration, maturity, information ratio, Sharpe ratio, earnings growth, payout ratio, price/book value, projected earnings growth, return on equity, standard deviation, tracking error, weighted average quality, market capitalization, percent debt to equity, price to cash flow, dividend yield or growth, default rate, portfolio turnover, and risk and style characteristics.


   The portfolio commentary and statistical information may be provided to members of the press, shareholders in the Portfolio, persons considering investing in the Portfolio, or representatives of such shareholders or potential shareholders, such as fiduciaries of a 401(k) plan or a trust and their advisers, and the content and nature of the information provided to each of these persons may differ.

Ongoing Arrangements To Make Non-Public Portfolio Holdings Available

   With authorization from an Authorized Person or, as applicable, a Sub-Adviser Authorized Person, consistent with "Disclosure of Non-Public Portfolio Holdings" above, Portfolio representatives may disclose non-public Portfolio portfolio holdings to the recipients identified on Appendix A to this SAI or permit the recipients identified in Appendix A to this SAI to have access to non-public Portfolio portfolio holdings, on an on-going basis.


   This list of recipients in Appendix A is current as of May 31, 2007, and any additions, modifications, or deletions to this list that have occurred since May 31, 2007, are not reflected. The portfolio holdings of the Portfolio which are provided to these recipients, or to which these recipients have access, may be the Portfolio's current portfolio holdings. As a condition to receiving or being provided access to non-public Portfolio portfolio holdings, the recipients listed in Appendix A must agree, or otherwise have an independent duty, to maintain this information in confidence.


Item 12. Management of the Portfolio.

Trustees/Officers


   Board Oversight -- The Board of Trustees which oversees the Portfolio provides broad supervision over the business and operations of the Portfolio.


   The Trustees and officers of the Trust are listed below, together with their principal occupations during the past five years. (Their titles may have varied during that period.) The address of each Trustee and officer is 500 Boylston Street, Boston, Massachusetts 02116.


                      Position(s)
                     Held with the Trustee/Officer              Principal Occupations During the
Name, Date of Birth   Portfolios      Since(1)              Past Five Years & Other Directorships(2)
-------------------  ------------- --------------- ----------------------------------------------------------
INTERESTED
TRUSTEES

Robert J. Manning(3)    Trustee       Since        Massachusetts Financial Services Company, Chief
(born 10/20/63)                       Inception    Executive Officer, President, Chief Investment Officer and
                                                   Director

                        Position(s)
                       Held with the Trustee/Officer             Principal Occupations During the
Name, Date of Birth     Portfolios      Since(1)             Past Five Years & Other Directorships(2)
-------------------    ------------- --------------- --------------------------------------------------------
Robert C. Pozen(3)      Trustee         Since        Massachusetts Financial Services Company, Chairman
(born 8/8/46)                           Inception    (since February 2004); MIT Sloan School (education),
                                                     Senior Lecturer (since 2006); Secretary of Economic
                                                     Affairs, The Commonwealth of Massachusetts (January
                                                     2002 to December 2002); Fidelity Investments, Vice
                                                     Chairman (June 2000 to December 2001); Fidelity
                                                     Management & Research Company (investment
                                                     adviser), President (March 1997 to July 2001); Bell
                                                     Canada Enterprises (telecommunications), Director;
                                                     Medtronic, Inc. (medical technology), Director; Telesat
                                                     (satellite communications), Director
INDEPENDENT
TRUSTEES

J. Atwood Ives          Trustee and     Since        Private investor; Eastern Enterprises (diversified
(born 5/1/36)           Chair of        Inception    services company), Chairman, Trustee and Chief
                        Trustees                     Executive Officer (until November 2000)

Robert E. Butler(4)     Trustee         Since        Consultant - regulatory and compliance matters (since
(born 11/29/41)                         Inception    July 2002); PricewaterhouseCoopers LLP (professional
                                                     services firm), Partner (November 2000 until June
                                                     2002)

Lawrence H. Cohn, M.D.  Trustee         Since        Brigham and Women's Hospital, Chief of Cardiac
(born 3/11/37)                          Inception    Surgery (until 2005); Harvard Medical School,
                                                     Professor of Cardiac Surgery; Physician Director of
                                                     Medical Device Technology for Partners HealthCare

David H. Gunning        Trustee         Since        Retired; Cleveland-Cliffs Inc. (mining products and
(born 5/30/42)                          Inception    service provider), Vice Chairman/Director (until May
                                                     2007); Portman Limited (mining), Director (since
                                                     2005); Encinitos Ventures (private investment
                                                     company), Principal (1997 to April 2001); Lincoln
                                                     Electric Holdings, Inc. (welding equipment
                                                     manufacturer), Director

William R. Gutow        Trustee         Since        Private investor and real estate consultant; Capitol
(born 9/27/41)                          Inception    Entertainment Management Company (video
                                                     franchise), Vice Chairman; Atlantic Coast (tanning
                                                     salons), Vice Chairman (since 2002)

Michael Hegarty         Trustee         Since        Retired; AXA Financial (financial services and
(born 12/21/44)                         Inception    insurance), Vice Chairman and Chief Operating Officer
                                                     (until May 2001); The Equitable Life Assurance
                                                     Society (insurance), President and Chief Operating
                                                     Officer (until May 2001)

Lawrence T. Perera      Trustee         Since        Hemenway & Barnes (attorneys), Partner
(born 6/23/35)                          Inception

J. Dale Sherratt        Trustee         Since        Insight Resources, Inc. (acquisition planning
(born 9/23/38)                          Inception    specialists), President; Wellfleet Investments (investor
                                                     in health care companies), Managing General Partner
                                                     (since 1993); Cambridge Nutraceuticals (professional
                                                     nutritional products), Chief Executive Officer (until
                                                     May 2001)

                          Position(s)
                         Held with the Trustee/Officer            Principal Occupations During the
Name, Date of Birth       Portfolios      Since(1)            Past Five Years & Other Directorships(2)
-------------------      ------------- --------------- -------------------------------------------------------
Laurie J. Thomsen          Trustee        Since        New Profit, Inc. (venture philanthropy), Partner (since
(born 8/5/57)                             Inception    2006); Private investor; Prism Venture Partners
                                                       (venture capital), Co-founder and General Partner
                                                       (until June 2004); The Travelers Companies
                                                       (commercial property liability insurance), Director

Robert W. Uek              Trustee        Since        Retired (since 1999); PricewaterhouseCoopers LLP
(born 5/18/41)                            Inception    (professional services firm), Partner (until 1999);
                                                       Consultant to investment company industry (since
                                                       2000); TT International Funds (mutual fund complex),
                                                       Trustee (2000 until 2005); Hillview Investment Trust II
                                                       Funds (mutual fund complex), Trustee (2000 until
                                                       2005)

OFFICERS

Maria F. Dwyer(3)          President      Since        Massachusetts Financial Services Company, Executive
(born 12/1/58)                            Inception    Vice President and Chief Regulatory Officer (since
                                                       March 2004) and Chief Compliance Officer (Since
                                                       December 2006); Fidelity Management & Research
                                                       Company, Vice President (prior to March 2004);
                                                       Fidelity Group of Funds, President and Treasurer (prior
                                                       to March 2004)

Tracy Atkinson(3)          Treasurer      Since        Massachusetts Financial Services Company, Senior
(born 12/30/64)                           Inception    Vice President (since September 2004);
                                                       PricewaterhouseCoopers LLP, Partner (prior to
                                                       September 2004)

Christopher R. Bohane(3)   Assistant      Since        Massachusetts Financial Services Company, Vice
(born 1/18/74)             Secretary      Inception    President and Senior Counsel (since April 2003);
                           and                         Kirkpatrick & Lockhart LLP (law firm), Associate
                           Assistant                   (prior to April 2003)
                           Clerk

Ethan D. Corey(3)          Assistant      Since        Massachusetts Financial Services Company, Special
(born 11/21/63)            Secretary      Inception    Counsel (since December 2004); Dechert LLP (law
                           and                         firm), Counsel (prior to December 2004)
                           Assistant
                           Clerk

David L. DiLorenzo(3)      Assistant      Since        Massachusetts Financial Services Company, Vice
(born 8/10/68)             Treasurer      Inception    President (since June 2005); JP Morgan Investor
                                                       Services, Vice President (prior to June 2005)


Mark D. Fischer(3)         Assistant      Since        Massachusetts Financial Services Company, Vice
(born 10/27/70)            Treasurer      Inception    President (since 2005); JP Morgan Investment
                                                       Management Company, Vice President (prior to May
                                                       2005)

                        Position(s)
                       Held with the Trustee/Officer            Principal Occupations During the
Name, Date of Birth     Portfolios      Since(1)            Past Five Years & Other Directorships(2)
-------------------    ------------- --------------- ------------------------------------------------------
Brian E. Langenfeld(3)  Assistant       Since        Massachusetts Financial Services Company, Assistant
(born 3/7/73)           Secretary       Inception    Vice President and Counsel (since May 2006); John
                        and                          Hancock Advisers, LLC, Assistant Vice President and
                        Assistant                    Counsel (May 2005 to April 2006); John Hancock
                        Clerk                        Advisers, LLC, Attorney and Assistant Secretary (prior
                                                     to May 2005)

Ellen Moynihan(3)       Assistant       Since        Massachusetts Financial Services Company, Senior Vice
(born 11/13/57)         Treasurer       Inception    President

Susan S. Newton(3)      Assistant       Since        Massachusetts Financial Services Company, Senior Vice
(born 3/7/50)           Secretary       Inception    President and Associate General Counsel (since April
                        and                          2005); John Hancock Advisers, LLC, Senior Vice
                        Assistant                    President, Secretary and Chief Legal Officer (prior to
                        Clerk                        April 2005); John Hancock Group of Funds, Senior Vice
                                                     President, Secretary and Chief Legal Officer (prior to
                                                     April 2005)

Susan A. Pereira(3)     Assistant       Since        Massachusetts Financial Services Company, Vice
(born 11/5/70)          Secretary       Inception    President and Senior Counsel (since June 2004);
                        and                          Bingham McCutchen LLP (law firm), Associate (prior to
                        Assistant                    June 2004)
                        Clerk

Mark N. Polebaum(3)     Secretary       Since        Massachusetts Financial Services Company, Executive
(born 5/1/52)           and Clerk       Inception    Vice President, General Counsel and Secretary (since
                                                     January 2006); Wilmer Cutler Pickering Hale and Dorr
                                                     LLP (law firm), Partner (prior to January 2006)

Frank L. Tarantino      Independent     Since        Tarantino LLC (provider of compliance services),
(born 3/7/44)           Chief           Inception    Principal (since June 2004); CRA Business Strategies
                        Compliance                   Group (consulting services), Executive Vice President
                        Officer                      (April 2003 to June 2004); David L. Babson & Co.
                                                     (investment adviser), Managing Director, Chief
                                                     Administrative Officer and Director (prior to March
                                                     2003)

James O. Yost(3)        Assistant       Since        Massachusetts Financial Services Company, Senior Vice
(born 06/12/60)         Treasurer       Inception    President

--------
1 Each Trustee has served continuously since appointment unless indicated otherwise.
2 Directorships or trusteeships of companies required to report to the Securities and Exchange Commission (i.e., "public companies").
3 "Interested person" of the trust within the meaning of the Investment Company Act of 1940 (referred to as the 1940 Act), which is the principal federal law governing investment companies like the Portfolio, as a result of position with MFS. The address of MFS is 500 Boylston Street, Boston, Massachusetts 02116.
4 In 2004 and 2005, Mr. Butler provided consulting services to the independent compliance consultant retained by MFS pursuant to its settlement with the SEC concerning market timing and related matters. The terms of that settlement required that compensation and expenses related to the independent compliance consultant be borne exclusively by MFS and, therefore, MFS paid Mr. Butler for the services he rendered to the independent compliance consultant. In 2004 and 2005, MFS paid Mr. Butler a total of $351,119.29.

   The Trust's Trustees and officers hold comparable positions with certain other funds of which MFS or a subsidiary is the investment adviser or distributor, and, in the case of the officers, with certain affiliates of MFS. As of July 1, 2007, the Trustees served as board members of 97 funds within the MFS Family of Funds.


Trustee Compensation and Committees

   Compensation paid to the non-interested Trustees for certain specified periods, as well as information regarding committees of the Board of Trustees, is set forth below.


   The Portfolio pays the non-interested Trustees an annual fee plus a fee for each meeting attended. In addition, the non-interested Trustees are reimbursed for their out-of-pocket expenses.


Trustee Compensation Table

                                  Trustee      Retirement  Total Trustee
                                 Fees from      Benefits     Fees from
                                   Money        Accrued      Fund and
                                  Market       as Part of      Fund
       Trustee Name            Portfolio/(1)/ Fund Expense Complex/(2)/
       ------------            -------------  ------------ -------------
       Interested Trustees
       Robert J. Manning......      N/A           N/A             N/A
       Robert C. Pozen........      N/A           N/A             N/A
       Non-Interested Trustees
       Robert E. Butler.......      N/A           N/A        $210,289
       Lawrence H. Cohn, M.D..      N/A           N/A        $208,289
       David H. Gunning.......      N/A           N/A        $219,642
       William R. Gutow.......      N/A           N/A        $208,289
       Michael Hegarty........      N/A           N/A        $209,289
       J. Atwood Ives.........      N/A           N/A        $285,289
       Lawrence T. Perera.....      N/A           N/A        $228,289
       J. Dale Sherratt.......      N/A           N/A        $250,289
       Laurie J. Thomsen......      N/A           N/A        $209,289
       Robert W. Uek..........      N/A           N/A        $227,789

--------

(1)Because the Portfolio was established after December 31, 2006, the Portfolio did not make any payments to the Trustees during the calendar year ended December 31, 2006.

(2)Information provided is for calendar year 2006. Each Trustee receiving compensation served as Trustee of 97 funds within the MFS Fund complex (having aggregate net assets at December 31, 2006, of approximately $102 billion).

Committees

The Board has established the following Committees:


                   Number of
                  Meetings in
                  Last Fiscal
Name of Committee    Year^    Functions                                            Current Members
----------------- ----------- ---------------------------------------------------- ----------------
AUDIT COMMITTEE       N/A     Oversees the accounting and auditing procedures of   Butler*, Gutow*,
                              the Fund and, among other duties, considers the      Sherratt*,
                              selection of the independent accountants for the     Thomsen*, and
                              Fund and the scope of the audit, and considers the   Uek*
                              effect on the independence of those accountants of
                              any non-audit services such accountants provide to
                              the Fund and any audit or non-audit services such
                              accountants provide to other MFS Funds, MFS and/
                              or certain affiliates. The Committee is also
                              responsible for establishing procedures for the
                              receipt, retention, and treatment of complaints
                              received by the Fund regarding accounting, internal
                              accounting controls, or auditing matters and the
                              confidential, anonymous submission of concerns
                              regarding questionable fund accounting matters by
                              officers of the Fund and employees of the Fund's
                              investment adviser, administrator, principal
                              underwriter, or any other provider of accounting-
                              related services to the Fund.

COMPLIANCE AND        N/A     Oversees the development and implementation of       Butler*, Cohn*,
GOVERNANCE                    the Fund's regulatory and fiduciary compliance       Gunning*,
COMMITTEE                     policies, procedures, and practices under the 1940   Gutow*,
                              Act, and other applicable laws, as well as oversight and Sherratt*
                              of compliance policies of the Fund's investment
                              adviser and certain other service providers as they
                              relate to Fund activities. The Fund's Independent
                              Chief Compliance Officer reports directly to the
                              Committee and assists the Committee in carrying
                              out its responsibilities. In addition, the Committee
                              advises and makes recommendations to the Board
                              on matters concerning Trustee practices and
                              recommendations concerning the functions and
                              duties of the committees of the Board.

CONTRACTS REVIEW      N/A     Requests, reviews, and considers the information     All non-
COMMITTEE                     deemed reasonably necessary to evaluate the terms    interested
                              of the investment advisory and principal             Trustees of the
                              underwriting agreements and the Plan of              Board (Butler,
                              Distribution under Rule 12b-1 that the Fund          Cohn, Gunning,
                              proposes to renew or continue, and to make its       Gutow, Hegarty,
                              recommendations to the full Board of Trustees on     Ives, Perera,
                              these matters.                                       Sherratt,
                                                                                   Thomsen, and
                                                                                   Uek)

                   Number of
                  Meetings in
                  Last Fiscal
Name of Committee    Year^    Functions                                                 Current Members
----------------- ----------- --------------------------------------------------------- ---------------
 NOMINATION AND       N/A     Recommends qualified candidates to the Board in the       All non-
 COMPENSATION                 event that a position is vacated or created. The          interested
 COMMITTEE                    Committee will consider recommendations by                Trustees of the
                              shareholders when a vacancy exists. Shareholders          Board (Butler,
                              wishing to recommend candidates for Trustee for           Cohn, Gunning,
                              consideration by the Committee may do so by writing       Gutow, Hegarty,
                              to the Fund's Secretary at the principal executive office Ives, Perera,
                              of the Fund. Such recommendations must be                 Sherratt,
                              accompanied by biographical and occupational data on      Thomsen, and
                              the candidate (including whether the candidate would      Uek)
                              be an "interested person" of the Fund), a written
                              consent by the candidate to be named as a nominee and
                              to serve as Trustee if elected, record and ownership
                              information for the recommending shareholder with
                              respect to the Fund, and a description of any
                              arrangements or understandings regarding
                              recommendation of the candidate for consideration.
                              The Committee is also responsible for making
                              recommendations to the Board regarding any necessary
                              standards or qualifications for service on the Board.
                              The Committee also reviews and makes
                              recommendations to the Board regarding compensation
                              for the non-interested Trustees.

 PORTFOLIO            N/A     Oversees the policies, procedures, and practices of the   Cohn*,
 TRADING AND                  Fund with respect to brokerage transactions involving     Gunning*,
 MARKET REVIEW                portfolio securities as those policies, procedures, and   Hegarty*, and
 COMMITTEE                    practices are carried out by MFS and its affiliates. The  Perera*
                              Committee also oversees the administration of the
                              Fund's proxy voting policies and procedures by MFS.
                              In addition, the Committee receives reports from MFS
                              regarding the policies, procedures, and practices of
                              MFS and its affiliates in connection with their
                              marketing and distribution of shares of the Fund.

                   Number of
                  Meetings in
                  Last Fiscal
Name of Committee    Year^    Functions                                                       Current Members
----------------- ----------- --------------------------------------------------------------- ---------------
    PRICING           N/A     Oversees the determination of the value of the portfolio         Hegarty*,
    COMMITTEE                 securities and other assets held by the Fund and determines or   Perera*,
                              causes to be determined the fair value of securities and assets  Thomsen*, and
                              for which market quotations are not "readily available" in       Uek*
                              accordance with the 1940 Act. The Committee delegates
                              primary responsibility for carrying out these functions to
                              MFS and MFS' internal valuation committee pursuant to
                              pricing policies and procedures approved by the Committee
                              and adopted by the full Board. These policies include
                              methodologies to be followed by MFS in determining the fair values of portfolio securities and other assets held by the
                              Fund for which market quotations are not readily available.
                              The Committee meets periodically with the members of
                              MFS' internal valuation committee to review and assess the quality of fair valuation and other pricing determinations made pursuant to the Fund's pricing policies and procedures, and to review and assess the policies and procedures
                              themselves. The Committee also exercises the responsibilities of the Board under the Amortized Cost Valuation Procedures approved by the Board on behalf of each Fund which holds
                              itself out as a "money market fund" in accordance with Rule
                              2a-7 under the 1940 Act.

    SERVICES          N/A     Reviews and evaluates the contractual arrangements of the        Gunning*,
    CONTRACTS                 Fund relating to transfer agency, administrative services,       Sherratt*,
    COMMITTEE                 custody, pricing and bookkeeping services, and lending of        Thomsen*, and
                              portfolio securities, and makes recommendations to the full      Uek*
                              Board of Trustees on these matters.

--------
* Non-interested or independent Trustees. Although Mr. Ives is not a member of all Committees of the Board, he is invited to and attends many of the Committees' meetings in his capacity as Chair of the Trustees.

^ As of the date of this SAI, the Portfolio has not had a full fiscal year of operations.


Share Ownership

Ownership By Trustees and Officers


   Because the Trustees and officers are not eligible to purchase shares of the Portfolio, no Trustee or officer owned shares of the Portfolio as of the date of this SAI. The following table shows the dollar range of equity securities beneficially owned by each current Trustee, on an aggregate basis, in all MFS Funds overseen by each current Trustee, as of December 31, 2006.


   The following dollar ranges apply:

      N. None
      A. $1 -- $10,000
      B. $10,001 -- $50,000
      C. $50,001 -- $100,000
      D. Over $100,000

                                           Aggregate Dollar
                                            Range of Equity
                                           Securities in All
                                               MFS Funds
                                              Overseen by
                   Name of Trustee              Trustee
                   ---------------         -----------------
                   Interested Trustees
                   Robert J. Manning......         D
                   Robert C. Pozen........         D
                   Non-Interested Trustees
                   Robert E. Butler.......         D
                   Lawrence H. Cohn, M.D..         D
                   David H. Gunning.......         D
                   William R. Gutow.......         D
                   Michael Hegarty........         D
                   J. Atwood Ives.........         D
                   Lawrence T. Perera.....         D
                   J. Dale Sherratt.......         D
                   Laurie J. Thomsen......         D
                   Robert W. Uek..........         D

Code of Ethics


   The Portfolio, its Adviser, its sub-adviser (if applicable) and MFS Distributors, Inc. ("MFD") have adopted separate codes of ethics as required under the Investment Company Act of 1940 ("the 1940 Act"). Subject to certain conditions and restrictions, each code permits personnel subject to the code to invest in securities for their own accounts, including securities that may be purchased, held or sold by the Portfolio. Securities transactions by some of these persons may be subject to prior approval of the Adviser's or sub-adviser's Compliance Departments, and securities transactions of certain personnel are subject to quarterly reporting and review requirements.


Proxy Voting Policies and Procedures


   Unless otherwise noted, MFS votes proxies on behalf of the Portfolio pursuant to the proxy voting policies described in Appendix B to this Part B of the Registration Statement. Information regarding how the Portfolio voted proxies relating to portfolio securities during the 12-month period ended
June 30, 2007 will be available without charge by 1-800-225-2606 and by visiting the SEC's Web site at http://www.sec.gov.


Item 13. Control Persons and Principal Holders of Securities.

Money Market Portfolio

25% or Greater Ownership


   The following table identifies those investors who own 25% or more of the Portfolio's shares (all share classes taken together) as of August 1, 2007, and are therefore presumed to control the Portfolio. All holdings are of record unless indicated otherwise.



Name and Address of Investor Jurisdiction of Organization Percentage of Ownership
---------------------------- ---------------------------- -----------------------
N/A

5% or Greater Ownership of Share Class


   The following table identifies those investors who own 5% or more of any class of the Portfolio's shares as of August 1, 2007. All holdings are of record unless indicated otherwise.



                                                  Percentage of Ownership
                                                  -----------------------
      State Street Bank as Custodian of..........          13.42%
      MFS Total Return Fund
      Attn: LCC 3/rd/ FL MFS Group
      2 Avenue De Lafayette
      Boston, MA 02111-1724

      JP Morgan Chase as Custodian of............          13.38%
      MFS Emerging Growth Fund
      Attn: Brian Wonson
      2 Avenue De Lafayette
      Boston, MA 02111-1724

      JP Morgan Chase as Custodian of............          12.01%
      MFS Institutional International Equity Fund
      Attn: Brian Wonson
      73 Tremont St Fl 10
      Boston, MA 02108-3916

      JP Morgan Chase as Custodian of............          11.19%
      MFS Research Bond Fund
      Attn: Brian Wonson
      73 Tremont St Fl 10
      Boston, MA 02108-3916

      JP Morgan Chase as Custodian of............           9.71%
      MFS Utilities Fund
      Attn: Brian Wonson
      73 Tremont St Fl 10
      Boston, MA 02108-3916

      State Street Bank as Custodian of..........           8.97%
      MFS/VIT MFS Utilities Series
      Attn: LCC 3/rd/ FL MFS Group
      2 Avenue De Lafayette
      Boston, MA 02111-1724

      JP Morgan Chase as Custodian of............           8.85%
      MFS Bond Fund
      Attn: Brian Wonson
      73 Tremont St Fl 10
      Boston, MA 02108-3916

      JP Morgan Chase as of......................           5.96%
      MFS High Income Fund
      Attn: Brian Wonson
      73 Tremont St Fl 10
      Boston, MA 02108-3916

Item 14.Investment Advisory and Other Services.

Investment Adviser


   MFS provides the Portfolio with investment advisory services. MFS and its predecessor organizations have a history of money management dating from 1924. MFS is a subsidiary of Sun Life of Canada (U.S.) Financial Services Holdings, Inc., which in turn is an indirect majority-owned subsidiary of Sun Life Financial Inc. (a diversified financial services company).

   Investment Advisory Agreement -- MFS manages the Portfolio pursuant to an Investment Advisory Agreement (the "Advisory Agreement"). Under the Advisory Agreement, MFS provides the Portfolio with investment advisory services. Subject to such policies as the Trustees may determine, MFS makes investment decisions for the Portfolio. The Portfolio does not pay MFS a fee for these services.


   MFS pays the compensation of the Trust's officers and of any Trustee who is an employee of MFS. MFS also furnishes at its own expense investment advisory and administrative services, office space, equipment, clerical personnel, investment advisory facilities, and executive and supervisory personnel necessary for managing the Portfolio's investments and effecting its portfolio transactions.

   The Trust pays the compensation of the Trustees who are "not affiliated" with MFS and all expenses of the Portfolio incurred in its operation and offering of shares (other than those assumed by MFS in writing) including but not limited to: management fees; Rule 12b-1 fees; administrative services fees; retirement plan administration services fees; program management services fees; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to the Portfolio; fees and expenses of independent auditors, of legal counsel, and of any transfer agent, registrar, or dividend disbursing agent of the Portfolio; expenses of repurchasing and redeeming shares and servicing shareholder accounts; expenses of preparing, printing and mailing stock certificates, shareholder reports, notices, proxy statements, confirmations, periodic investment statements and reports to governmental officers and commissions; brokerage and other expenses connected with the execution, recording, and settlement of portfolio security transactions; insurance premiums; fees and expenses of the Portfolio's custodian, for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of shares of the Portfolio; organizational and start up costs; and such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits, or proceedings to which the Portfolio is a party or otherwise may have an exposure, and the legal obligation which the Portfolio may have to indemnify the Trust's Trustees and officers with respect thereto. Expenses relating to the issuance, registration and qualification of shares of the Portfolio and the preparation, printing and mailing of prospectuses for such purposes are borne by the Portfolio except to the extent that a Distribution Agreement with MFS Fund Distributors, Inc. ("MFD"), provides that MFD is to pay all of such expenses. Expenses of the Trust which are not attributable to a specific series are allocated between the series in a manner believed by management of the Trust to be fair and equitable.

   The Advisory Agreement has an initial two-year term and continues in effect thereafter only if such continuance is specifically approved at least annually by the Board of Trustees or by Majority Shareholder Vote and, in either case, by a majority of the Trustees who are not "interested persons" of the Portfolio or MFS as defined by the 1940 Act. The Advisory Agreement terminates automatically if it is assigned and may be terminated without penalty by a Majority Shareholder Vote, or by either party on not more than 60 days' nor less than 30 days' written notice. The Advisory Agreement may be approved, renewed, amended, or terminated as to one Portfolio in the Trust, even though the Agreement is not approved, renewed, amended, or terminated as to any other Portfolio in the Trust.

   The Advisory Agreement also provides that neither MFS nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution and management of the Portfolio, except for willful misfeasance, bad faith, gross negligence, or reckless disregard of its or their duties and obligations under the Advisory Agreement.

Administrator

   MFS provides the Portfolio with certain financial, legal and other administrative services under a Master Administrative Services Agreement between the Portfolio and MFS. Under the Agreement, the Portfolio does not pay a fee to MFS for providing these services.

Shareholder Servicing Agent


   MFS Service Center, Inc. ("MFSC"), a wholly owned subsidiary of MFS, provides transfer agent and recordkeeping functions in connection with the issuance, transfer, and redemption of each class of shares of the Portfolio under a Shareholder Servicing Agent Agreement. MFSC does not receive a fee for these services. MFSC may also contract with affiliated and unaffiliated entities to provide some or all of the services described above. State Street Bank and Trust Company, with a place of business at 225 Franklin St., Boston MA 02110, performs dividend disbursing agent functions for the Portfolio.


Independent Registered Public Accounting Firm

   Deloitte & Touche LLP is the Independent Registered Public Accounting Firm, providing audit services, tax return review, and other related services and assistance in connection with the review of various Securities and Exchange Commission filings.

Custodian


   JPMorgan Chase Bank, with a place of business at One Chase Manhattan Plaza, New York, NY 10081, serves as a custodian of the assets of the Portfolio (the "Custodian"). The Custodian is responsible for safekeeping and controlling the Portfolio's cash and securities, handling the receipt and delivery of securities, collecting interest and dividends on the Portfolio's investments, serving as the Portfolio's foreign custody manager, and providing reports on foreign securities depositaries. An affiliate of the Custodian, J. P. Morgan Investor Services Co., with a place of business at 73 Tremont Street, Boston, MA 02108, is responsible for maintaining books of original entry and other required books and accounts for the Portfolio and calculating the daily net asset value of shares of the Portfolio. The Portfolio may invest in securities of the Custodian and its affiliates and may deal with the Custodian and its affiliates as principal in securities transactions.


Item 15.Portfolio Managers

   Not applicable.

Item 16.Brokerage Allocation and Other Practices.


   Brokerage commissions paid by the Portfolio for certain specified periods, information concerning purchases by each Fund of securities issued by its regular broker/dealers for its most recent fiscal year, and information concerning the amount of transactions and related commissions to broker/dealer firms that MFS has determined provide valuable research for the Portfolio's most recent fiscal year, are set forth below.


Brokerage Commissions


   The following brokerage commissions were paid by the Portfolio during the specified time periods:



            Fiscal Year End^ Brokerage Commissions Paid By Portfolio
            ---------------- ---------------------------------------
                  N/A

Securities Issued By Regular Broker/Dealers


   The Portfolio purchased securities issued by the following regular broker/dealers of the Portfolio, which had the following values:



                     Broker/Dealer     Value of Securities
                     ------------- -   -------------------
                          N/A


Transactions with Research Firms


   The Portfolio allocated the following amount of transactions, and related commissions, to broker/dealer firms that have been deemed by MFS to provide valuable Research ("Research Firms"). The provision of Research was not necessarily a factor in the placement of this business with such Research Firms./ (1)/



Dollar Amount of Transactions With Research Firms Commissions Paid on Transactions With Research Firms
------------------------------------------------- ----------------------------------------------------
                       N/A

--------
(1)The amounts shown do not include transactions directed to electronic communication networks (ECNs) owned by the Research Firms.

^ As of the date of this SAI, the Portfolio has not had a full fiscal year of operations.

   Specific decisions to purchase or sell securities for the Portfolio are made by persons affiliated with the Adviser. Any such person may serve other clients of the Adviser or any subsidiary of the Adviser in a similar capacity.

   In connection with the selection of broker/dealers and the placing of Portfolio portfolio transactions, the Adviser seeks to achieve for the Portfolio the best overall price and execution available from responsible brokerage firms, taking account of all factors it deems relevant, including by way of illustration: price; the size of the transaction; the nature of the market of the security; the amount of the commission; the timing and impact of the transaction taking into account market prices and trends; the reputation, experience and financial stability of the broker/dealer involved; the willingness of the broker/dealer to commit capital; the need for anonymity in the market; and the quality of services rendered by the broker/dealer in that and other transactions.

   In the case of securities traded in the over-the-counter market, portfolio transactions may be effected either on an agency basis, which involves the payment of negotiated brokerage commissions to the broker/dealer, including electronic communication networks, or on a principal basis at net prices without commissions, but which include compensation to the broker/dealer in the form of a mark-up or mark-down, depending on where the Adviser believes best execution is available. In the case of securities purchased from underwriters, the cost of such securities generally includes a fixed underwriting commission or concession. From time to time, soliciting dealer fees are available to the Adviser on tender or exchange offers. Such soliciting or dealer fees are, in effect, recaptured by the Portfolio.

   As permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended ("Section 28(e)"), the Adviser may cause the Portfolio to pay a broker/dealer which provides "brokerage and research services" (as defined by the Securities Exchange Act of 1934, as amended) to the Adviser an amount of commission for effecting a securities transaction for the Portfolio in excess of the amount other broker/dealers would have charged for the transaction if the Adviser determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the effecting broker/dealer viewed in terms of either a particular transaction or the Adviser's overall responsibilities to the Portfolio and its other clients. "Commissions," as interpreted by the SEC, include fees paid to brokers for trades conducted on an agency basis, and certain mark-ups, markdowns, commission equivalents and other fees received by dealers in riskless principal transactions placed in the over-the-counter market.

   The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and effecting securities transactions and performing functions incidental thereto (such as clearance and settlement) or required in connection therewith by applicable rules. In determining whether a service or product qualifies as "brokerage and research services," the Adviser evaluates whether the service or product provides lawful and appropriate assistance to the Adviser in carrying out its investment decision-making responsibilities. It is often not possible to place a dollar value on the brokerage and research services the Adviser received from brokers. The determination and evaluation of the reasonableness of the brokerage commissions paid in connection with portfolio transactions is based primarily on the professional opinions of the persons responsible for the placement and review of such transactions.


   Broker/dealers may be willing to furnish statistical, research and other factual information or services ("Research"), for example, investment research reports; access to analysts; execution systems and trading analytics; reports or databases containing corporate, fundamental, and technical analyses; portfolio modeling strategies; and economic research services, such as publications, chart services, and advice from economists concerning macroeconomics information, and analytical investment information about particular corporations to the Adviser for no consideration other than brokerage or underwriting commissions. Such broker/dealers may be involved from time to time in executing, clearing or settling securities transactions on behalf of the Portfolio ("Executing Brokers"), or may have entered into agreements with one or more Executing Brokers pursuant to which they are responsible for performing one or more functions, the performance of which has been identified by the SEC as being sufficient to constitute effecting securities transactions within the meaning of Section 28(e) as interpreted by the SEC ("Effecting Brokers"). In reliance on this interpretation the Adviser expects to enter into Commission Sharing Agreements with Executing Brokers which will provide for the Executing Brokers to pay a portion of the Commissions paid by the Portfolio for securities transactions to Effecting Brokers. In addition to effecting securities transactions on behalf of the Portfolio pursuant to a Commission Sharing Agreement, the Effecting Brokers will also provide Research for the benefit of the Adviser. If a government agency with regulatory authority over the affairs of the Adviser or its subsidiaries, or a court of competent jurisdiction, were to determine that an Effecting Broker is not effecting a securities transaction within the meaning of Section 28(e), the Adviser believes that such Research should be considered as Research provided by the relevant Executing Broker and permitted by
Section 28(e), provided that the relationship with such Executing Broker is otherwise consistent with the requirement for Research under Section 28(e). In such circumstances the Adviser will in effect be paying a greater commission in order to obtain third party research. The Adviser may use brokerage commissions from the Portfolio's portfolio transactions to acquire Research, subject to the procedures and limitations described in this discussion.

   The advisory fee paid by the Portfolio to the Adviser is not reduced as a consequence of the Adviser's receipt of Research. To the extent the Portfolio's portfolio transactions are used to obtain Research, the brokerage commissions paid by the Portfolio might exceed those that might otherwise be paid for execution only. The Research received may be useful and of value to the Adviser in serving both the Portfolio and other clients of the Adviser; accordingly, not all of the Research provided by brokers through which the Portfolio effects securities transactions may be used by the Adviser in connection with the Portfolio. The Adviser would, through the use of the Research, avoid the additional expenses that would be incurred if it attempted to develop comparable information through its own staff.


   From time to time, the Adviser prepares a list of broker/dealer firms that have been deemed by the Adviser to provide valuable Research as determined periodically by the investment staff ("Research Firms"), together with a suggested non-binding amount of brokerage commissions ("non-binding target") to be allocated to each Research Firm, subject to certain requirements. These Research Firms may include Executing Brokers and Effecting Brokers. In instances when the Adviser allocates commissions to Research Firms that are effecting trades within the meaning of Section 28(e) on behalf of client accounts, such trades will be executed in accordance with the Adviser's obligation to seek best execution for its client accounts. Neither the Adviser nor the Portfolio has an obligation to any Research Firm if the amount of brokerage commissions paid to the Research Firm is less than the applicable non-binding target. The Adviser reserves the right to pay cash to the Research Firm from its own resources in an amount the Adviser determines in its discretion.


   If the Adviser determines that any service or product has a mixed use (i.e., it also serves functions that do not assist the investment decision-making or trading process), the Adviser will allocate the costs of such service or product accordingly in its reasonable discretion. The Adviser will allocate brokerage commissions to Research Firms only for the portion of the service or product that the Adviser determines assists it in the investment decision-making or trading process and will pay for the remaining value of the product or service in cash.


   In effecting portfolio transactions on behalf of the Portfolio and the Adviser's other clients, the Adviser from time to time may instruct the broker/dealer that executes a transaction to allocate, or "step out," a portion of such transaction to another broker/dealer. The broker/dealer to which the Adviser has "stepped out" would then settle and complete the designated portion of the transaction, and the executing broker/dealer would settle and complete the remaining portion of the transaction that has not been "stepped out." Each broker/dealer may receive a commission or brokerage fee with respect to that portion of the transaction that it settles and completes.

   In certain instances there may be securities that are suitable for the Portfolio's portfolio as well as for one or more of the other clients of the Adviser or of any subsidiary of the Adviser (or that the Adviser believes should no longer be held by the Portoflio's portfolio or by other clients of the Adviser or any subsidiary of the Adviser). It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. Transactions for each client are generally effected independently unless the Adviser determines to purchase or sell the same securities for several clients at approximately the same time. The Adviser may, but is not required to, aggregate together purchases and sales for several clients and will allocate the trades in a fair and equitable manner, across participating clients. The Adviser has adopted policies that are reasonably designed to ensure that when two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed by the Adviser to be fair and equitable to each. Among other things, these policies prohibit allocations of equity initial public offerings, equity limited offerings or fixed income new issues to, among others: (1) Private Portfolio Management accounts; (2) funds or other accounts the beneficial owners of which are principally the Adviser's officers and employees of the Trust or Trustees which are not being offered to the public; and (3) any accounts owned beneficially solely by the Adviser or any direct or indirect subsidiary of the Adviser. However, these policies do not prohibit allocations to funds or other accounts owned beneficially by Sun Life of Canada (U.S.) Financial Services Holdings, Inc., or Sun Life Financial Inc., or their affiliates other than the Adviser and its direct and indirect subsidiaries. In addition, accounts in which the Adviser or any of its direct or indirect subsidiaries is the sole beneficial owner generally will be allocated investment opportunities (other than with respect to equity initial public offerings, equity limited offerings or fixed income new issues) on the same basis as the Portfolio or other clients of the Adviser when the account has been established and seeded by the Adviser or the subsidiary with a limited amount of assets for the purpose of establishing a performance record to enable the Adviser or the subsidiary to offer the account's investment style to unaffiliated third parties.

   In addition, accounts in which the Adviser or any of its direct or indirect subsidiaries is the sole beneficial owner generally will be allocated investment opportunities (other than with respect to equity initial public offerings, equity limited offerings or fixed income new issues) on the same basis as funds or other clients of the Adviser when the account has been established and seeded by the Adviser or the subsidiary with a limited amount of assets for the purpose of establishing a performance record to enable the Adviser or the subsidiary to offer the account's investment style to unaffiliated third parties.

   It is recognized that in some cases this system could have a detrimental effect on the price or availability of a security as far as the Portfolio is concerned. In other cases, however, the Adviser believes that such practices may produce increased investment opportunities for the Portfolio.


Item 17.Capital Stock and Other Securities.

Description of Shares, Voting Rights and Liabilities

   The Trust's Declaration of Trust, as amended or amended and restated from time to time, permits the Trust's Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value) of each series, to divide or combine the shares of any series into a greater or lesser number of shares without thereby changing the proportionate beneficial interests in that series, and to divide such shares into classes. The Board of Trustees has reserved the right to create and issue additional series and classes of shares and to classify or reclassify outstanding shares.

   Each shareholder of the Portfolio is entitled to one vote for each dollar of net asset value (number of shares of the Portfolio owned times net asset value per share) of the Portfolio, on each matter on which the shareholder is entitled to vote. Each fractional dollar amount is entitled to a proportionate fractional vote. Except when a larger vote is required by applicable law, a majority of the voting power of the shares voted in person or by proxy on a matter will decide that matter and a plurality of the voting power of the shares voted in person or by proxy will elect a Trustee. Shareholders of all series of the Trust generally will vote together on all matters except when a particular matter affects only shareholders of a particular class or series or when applicable law requires shareholders to vote separately by series or class.

   Except in limited circumstances, the Trustees may, without any shareholder vote, amend or otherwise supplement the Trust's Declaration of Trust. The Trust, or any series or class of Trust, may merge or consolidate or may sell, lease, or exchange all or substantially all of its assets without any shareholder vote to the extent permitted by law. The Trust, or any series or class, may reincorporate or reorganize (but not with another operating entity) without any shareholder vote. The Trust, any series of the Trust, or any class of any series, may be terminated at any time by a vote of 1) a Majority Shareholder Vote, or 2) by the Trustees by written notice to the shareholders of that series or class.


   The Trustees may cause a shareholder's shares to be redeemed for any reason under terms set by the Trustees, including, but not limited to, 1) to protect the tax status of the Portfolio, 2) the failure of a shareholder to provide a tax identification number if required to do so, 3) the failure of a shareholder to pay when due for the purchase of shares issued to the shareholder, 4) in order to eliminate accounts whose values are less than a minimum amount established by the Trustees, 5) the failure of a shareholder to meet or maintain the qualifications for ownership of a particular class of shares, and
6) to eliminate ownership of shares by a particular shareholder when the Trustees determine that the particular shareholder's ownership is not in the best interests of the other shareholders of the Portfolio (for example, in the case of an alleged market timer). The exercise of the above powers is subject to any applicable provisions under the 1940 Act or the rules adopted thereunder.


   Under the Declaration of Trust, the Portfolio may convert to a master/feeder structure or a fund of funds structure without shareholder approval. In a master/feeder structure, a Portfolio invests all of its assets in another investment company with similar investment objectives and policies. In a fund of funds structure, a fund invests all or a portion of its assets in multiple investment companies.

   The Trust is an entity commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders of such a trust may, under certain circumstances, be held personally liable as partners for its obligations. However, the Declaration of Trust contains an express disclaimer of shareholder liability for acts or obligations of the Trust and provides for indemnification and reimbursement of expenses out of Trust property for any shareholder held personally liable for the obligations of the Trust. The Trust also maintains insurance for the protection of the Trust and its shareholders and the Trustees, officers, employees, and agents of the Trust covering possible tort and other liabilities. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations.

   The Declaration of Trust further provides that obligations of the Trust are not binding upon the Trustees individually but only upon the property of the Trust, and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust or other agreement with a Trustee protects a Trustee against any liability to which he or she would otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.


   The Trust's Declaration of Trust provides that shareholders may not bring suit on behalf of the Portfolio without first requesting that the Trustees bring such suit unless there would be irreparable injury to the Portfolio or if a majority of the Trustees (or a majority of Trustees on any committee established to consider the merits of such action) have a personal financial interest in the action. Trustees are not considered to have a personal financial interest by virtue of being compensated for their services as Trustees or as trustees of the Portfolio with the same or an affiliated investment adviser or distributor.


   The Trust's Declaration of Trust provides that by becoming a shareholder of the Portfolio, each shareholder shall be expressly held to have assented to and agreed to be bound by the provisions of the Declaration of Trust.

Item 18.Purchase, Redemption and Pricing of Securities.

Purchase of Shares


   Shares of the Portfolio are not offered to the public and are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by a limited number of institutional investors, including investment companies, banks, insurance companies and certain other entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.


Determination of Net Asset Value


   The net asset value per share of each class of the Portfolio is determined each day during which the New York Stock Exchange (the "Exchange") is open for trading. (As of the date of this SAI, the Exchange is open for trading every weekday except in an emergency and for the following holidays (or the days on which they are observed): New Year's Day; Martin Luther King Day; Presidents' Day; Good Friday; Memorial Day; Independence Day; Labor Day; Thanksgiving Day, and Christmas Day.) This determination is made once each day as of the close of regular trading on the Exchange (generally, 4 p.m., Eastern time) (the "valuation time") by deducting the amount of the liabilities attributable to the class from the value of the assets attributable to the class and dividing the difference by the number of Portfolio shares outstanding for that class. In accordance with regulations for regulated investment companies and except for money market funds, changes in portfolio holdings and number of shares outstanding are generally reflected in the Portfolio's net asset value the next business day after such change.


   Money market instruments are valued at amortized cost, which approximates market value. Amortized cost involves valuing an instrument at its cost as adjusted for amortization of premium or accretion of discount rather than its current market value. Each money market fund's use of amortized cost is subject to the Portfolio's compliance with Rule 2a-7 under the Investment Company Act of 1940. The amortized cost value of an instrument can be different from the market value of an instrument.

   The Board of Trustees for the Portfolio has established procedures designed to stabilize its net asset value per share at $1.00 and has delegated to the Adviser the responsibility for the implementation and administration of such procedures. Under the procedures, the Adviser is responsible for monitoring and notifying the Board of Trustees of circumstances where the net asset value calculated by using market valuations may deviate from the $1.00 per share calculated using amortized cost and might result in a material dilution or other unfair result to investors or existing shareholders. Under such circumstances, the Board may take such corrective action, if any, as it deems appropriate to eliminate or reduce, to the extent reasonably practicable, any such dilution or unfair results. Such corrective action could include selling portfolio instruments prior to maturity to realize capital gains or losses; shortening average portfolio maturity; withholding dividends; calculating net asset value by using available market quotations; and such other measures as the Trustees may deem appropriate.

Item 19.Taxation of the Portfolio.


Net Income and Distributions


   The net income attributable to the Portfolio is determined each day during which the New York Stock Exchange is open for trading (see "Determination of Net Asset Value" below for a list of days that the Exchange is closed).


   For this purpose, the net income attributable to shares of a money market fund (from the time of the immediately preceding determination thereof) shall consist of (i) all interest income accrued on the portfolio assets of the money market fund less (ii) all actual and accrued expenses of the money market fund determined in accordance with generally accepted accounting principles. Interest income shall include discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity.

   Since the net income is declared as a dividend each time the net income is determined, the net asset value per share (i.e., the value of the net assets of the money market fund divided by the number of shares outstanding) is expected to remain at $1.00 per share immediately after each such determination and dividend declaration. Any increase in the value of a shareholder's investment, representing the reinvestment of dividend income, is reflected by an increase in the number of shares in the shareholder's account.

   It is expected that the shares of the money market fund will have a positive net income at the time of each determination thereof. If for any reason the net income determined at any time is a negative amount, which could occur, for instance, upon default by an issuer of a portfolio security, the money market fund would first offset the negative amount with respect to each shareholder account from the dividends declared during the month with respect to each such account. If and to the extent that such negative amount exceeds such declared dividends at the end of the month (or during the month in the case of an account liquidated in its entirety), the money market fund could reduce the number of its outstanding shares by treating each shareholder of the money market fund as having contributed to its capital that number of full and fractional shares of the money market fund in the account of such shareholder which represents its proportion of such excess. Each shareholder of the money market fund will be deemed to have agreed to such contribution in these circumstances by his or her investment in the money market fund. This procedure would permit the net asset value per share of the money market fund to be maintained at a constant $1.00 per share.


   In addition, the Portfolio intends to distribute net realized short-and long-term capital gains, if any, at least annually.


Tax Considerations

   The following discussion is a brief summary of some of the important federal (and, where noted, state) income tax consequences affecting the Portfolio and its shareholders. The discussion is very general, and therefore prospective investors are urged to consult their tax advisers about the impact an investment in the Portfolio may have on their own tax situations.

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Tax Treatment of the Portfolio

   Federal Taxes -- The Portfolio (even if it is a Portfolio in a Trust with multiple series) is treated as a separate entity for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). The Portfolio has elected (or in the case of a new Portfolio, intends to elect) to be, and intends to qualify to be treated each year as, a "regulated investment company" under Subchapter M of the Code.

   In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, the Portfolio must, among other things:

      (a) derive at least 90% of its gross income for each taxable year from
   (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income derived from interests in "qualified publicly traded partnerships" (as defined below);

      (b) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid-generally, taxable ordinary income and the excess, if any, of the net short-term capital gains over net long-term capital losses) and net tax-exempt interest income, for such year; and


      (c) diversify its holdings so that, at the end of each quarter of the Portfolio's taxable year, (i) at least 50% of the market value of the Portfolio's total assets is represented by cash and cash items, U.S. Government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Portfolio's total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Portfolio's total assets is invested
   (x) in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Portfolio controls and which are engaged in the same, similar, or related trades or businesses or (y) in the securities of one or more qualified publicly traded partnerships .


   As a regulated investment company, the Portfolio will not be subject to any federal income or excise taxes on its net investment income and net realized capital gains that it distributes to shareholders in accordance with the timing requirements imposed by the Code. The Portfolio's foreign-source income, if any, may be subject to foreign withholding taxes. If the Portfolio failed to qualify as a "regulated investment company" in any year, it would incur a regular federal corporate income tax on all of its taxable income, whether or not distributed, and Portfolio distributions would generally be taxable as dividend income to the shareholders.

   If the Portfolio fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if the Portfolio is permitted so to elect and so elects), plus any retained amount from the prior year, the Portfolio will be subject to a 4% excise tax on the undistributed amounts. A dividend paid to shareholders by the Portfolio in January of a year generally is deemed to have been paid by the Portfolio on December 31 of the preceding year, if the dividend was declared and payable to shareholders of record on a date in October, November, or December of that preceding year. The Portfolio intends generally to make distributions sufficient to avoid imposition of the 4% excise tax.


   The Code grants the Secretary of the Treasury the right to issue tax regulations that would exclude income and gains from direct investments in foreign currencies from treatment as qualifying income cases where the foreign currency gains are not directly related to the company's principal business of investing in stocks or securities (or options or futures with respect to stocks or securities). In light of this grant of regulatory authority, there is no assurance that the Secretary will not issue regulations. Moreover, there is a remote possibility that such regulations may be applied retroactively. If the Fund were to fail to qualify as a regulated investment company in any year, then the Fund would be subject to federal income tax on its net income and capital gains at regular corporate income tax rates (without a deduction for distributions to shareholders) and other adverse consequences as described above.


   Massachusetts Taxes -- As long as it qualifies as a regulated investment company under the Code, the Portfolio will not be required to pay Massachusetts income or excise taxes.


Taxation of Shareholders

   Tax Treatment of Distributions -- Shareholders of the Portfolio normally will have to pay federal income tax and any state or local income taxes on the dividends and "Capital Gain Dividends" (as defined below) they receive from the Portfolio. Except as described below, any distributions from ordinary income or from net short-term capital gains are taxable to shareholders as ordinary income for federal income tax purposes whether paid in cash or reinvested in additional shares.


   Properly designated distributions of net capital gain (i.e., the excess of net long-term capital gain over the net short-term capital loss) ("Capital Gains Dividends"), whether paid in cash or reinvested in additional shares, are taxable to shareholders as long-term capital gains for federal income tax purposes without regard to the length of time the shareholders have held their shares.

   Any Portfolio dividend that is declared in October, November, or December of any calendar year, payable to shareholders of record in such a month and paid during the following January, will be treated as if received by the shareholders on December 31 of the year in which the dividend is declared. The Portfolio will notify shareholders regarding the federal tax status of its distributions after the end of each calendar year.

   Any Portfolio distribution, other than dividends that are declared by the Portfolio on a daily basis, will have the effect of reducing the per share net asset value of Portfolio shares by the amount of the distribution.

   Capital Loss Carryovers -- Distributions from capital gains are generally made after applying any available capital loss carryovers. The amounts and expiration dates of any capital loss carryovers available to the Portfolio are shown in the notes to the financial statements for the Portfolio.

   Disposition of Shares -- In general, any gain or loss realized upon a disposition of Portfolio shares by a shareholder that holds such shares as a capital asset will be treated as a long-term capital gain or loss if the shares have been held for more than 12 months and otherwise as a short-term capital gain or loss. However, any loss realized upon a disposition of Portfolio shares held for six months or less will be treated as a long-term capital loss to the extent of any Capital Gain Dividends made with respect to those shares.


   U.S. Taxation of Non-U.S. Persons -- Capital Gain Dividends and exempt-interest dividends, if any, will not be subject to withholding of federal income tax. However, distributions properly designated as exempt-interest dividends may be subject to backup withholding, as discussed below. In general, dividends other than Capital Gain Dividends and exempt-interest dividends, if any, paid by the Portfolio to a shareholder that is not a "U.S. person" within the meaning of the Code (such shareholder, a "Non-U.S. Person") are subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate) even if they are derived from income or gains (such as portfolio interest, short-term capital gains, or foreign-source dividend and interest income) that, if paid to a Non-U.S. Person directly, would not be subject to withholding. However, effective for taxable years of the Portfolio beginning after December 31, 2004, and before January 1, 2008, the Portfolio will not be required to withhold any amounts with respect to (i) distributions (other than distributions to a Non-U.S. Person (w) that has not provided a satisfactory statement that the beneficial owner is not a U.S. person, (x) to the extent that the dividend is attributable to certain interest on an obligation if the Non-U.S. Person is the issuer or is a 10% shareholder of the issuer, (y) that is within certain foreign countries that have inadequate information exchange with the United States, or (z) to the extent the dividend is attributable to interest paid by a person that is a related person of the Non-U.S. Person and the Non-U.S. Person is a controlled foreign corporation) from U.S.-source interest income that would not be subject to U.S. federal income tax if earned directly by an individual Non-U.S. Person (an "interest-related dividend"), and (ii) distributions (other than distributions to an individual Non-U.S. Person who is present in the United States for a period or periods aggregating 183 days or more during the year of the distribution) of net short-term capital gains in excess of net long-term capital losses (a "short-term capital gain dividend"), in each such case to the extent such distributions are properly designated by the Portfolio. This provision will first apply to the Portfolio (1) with respect to its direct portfolio investments (if any) in its taxable year beginning after December 31, 2004, and, (2) with respect to its investments in underlying Portfolios (if any), with respect to designated distributions from such underlying Portfolios in their taxable years beginning after December 31, 2004, that are received by the Portfolio in its taxable year beginning after December 31, 2004. Depending on the circumstances, the Portfolio may make such designations with respect to all, some or none of its potentially eligible dividends and/or treat such dividends, in whole or in part, as ineligible for this exemption for withholding. The Portfolio does not currently intend to, but may in certain circumstances, designate distributions as interest-related dividends or as short-term capital gain dividends. In order to qualify for this exemption from withholding, a foreign person will need to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN or substitute Form). In the case of shares held through an intermediary, the intermediary may withhold even if the Portfolio makes a designation with respect to a payment. Foreign persons should contact their intermediaries with respect to the application of these rules to their accounts.


   If a beneficial holder who is a Non-U.S. Person has a trade or business in the United States, and the dividends are effectively connected with the conduct by the beneficial holder of a trade or business in the United States, the dividend will be subject to U.S. federal net income taxation at regular income tax rates.

   Under U.S. federal tax law, a beneficial holder of shares who is a foreign shareholder is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of shares of the Portfolio or on Capital Gain Dividends unless (i) such gain or Capital Gain Dividend is effectively connected with the conduct of a trade or business carried on by such holder within the United States, (ii) in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale or Capital Gain Dividend and certain other conditions are met, or (iii) the shares are USRPIs or the Capital Gain Dividends are USRPI Distributions.

   Foreign shareholders in the Portfolio should consult their tax advisers with respect to the potential application of the above rules.

   Backup Withholding -- The Portfolio is also required in certain circumstances to apply backup withholding at the rate of 28% on taxable dividends, including Capital Gain Dividends, redemption proceeds (except for redemptions by money market funds), and certain other payments that are paid to any non-corporate shareholder (including a Non-U.S. Person) who does not furnish to the Portfolio certain information and certifications or who is otherwise subject to backup withholding. Backup withholding will not, however, be applied to payments that have been subject to the 30% withholding tax on shareholders who are neither citizens nor residents of the United States. The back-up withholding rules also apply to distributions that are properly designated as exempt-interest dividends.

   Foreign Income Taxation of a Non-U.S. Person -- Distributions received from the Portfolio by a Non-U.S. Person may also be subject to tax under the laws of their own jurisdictions.

   State and Local Income Taxes: U.S. Government Securities -- Dividends paid by the Portfolio that are derived from interest on obligations of the U.S. Government and certain of its agencies and instrumentalities (but generally not distributions of capital gains realized upon the disposition of such obligations) may be exempt from state and local income taxes. The Portfolio generally intends to advise shareholders of the extent, if any, to which its dividends consist of such interest. Shareholders are urged to consult their tax advisers regarding the possible exclusion of such portion of their dividends for state and local income tax purposes.

   Tax Shelter Reporting -- Under Treasury regulations, if a shareholder recognizes a loss with respect to the Portfolio's shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the Internal Revenue Service a disclosure statement on Form 8886. Shareholders should consult their tax advisers to determine the applicability of these regulations in light of their individual circumstances.



Item 20.  Underwriters.

   Not applicable.

Item 21.  Calculation of Performance Data.

   Not Applicable.

Item 22.  Financial Statements.


   A copy of the Statements of Assets and Liabilities as of March 13, 2007, audited by Deloitte & Touche LLP dated March 14, 2007, for the Portfolio accompanies this Part B.

                                                                     APPENDIX A

                RECIPIENTS OF NON-PUBLIC PORTFOLIO HOLDINGS ON AN ONGOING BASIS


 Name of Recipient                      Purpose of Disclosure
 -------------------------------------  -------------------------------------

 MSCI BARRA, Inc.
                                        Analytical Tool

 Bloomberg, L.P.
                                        Analytical Tool

 Board of Trustees
                                        Fund Governance

 Bowne
                                        Typesetting and Printing Services

 CDS/Computer
                                        Software Vendor

 Checkfree
                                        Software Vendor

 Deloitte & Touche LLP
                                        Independent Registered Public
                                        Accounting Firm

 eA Data Automation Services, LLC
                                        Data Formatting and Organization
                                        Service

 Eagle Investment Systems Corp
                                        Accounting System

 Ernst & Young LLP
                                        Independent Registered Public
                                        Accounting Firm

 FactSet Research Systems Inc.
                                        Analytical Tool

 GainsKeeper, Inc.
                                        Accounting System

 GFP Acquisition Company, Inc. D.B.A.
   GCom2 Solutions
                                        Software Vendor

 G.H. Dean Co.
                                        Typesetting and Printing Services

 Institutional Shareholder Services
   Inc.
                                        Proxy Service Provider

 Investor Tools Perform
                                        Analytical Tool

 ITG, Inc.
                                        Analytical Tool

 JP-Morgan Chase Bank
                                        Fund Custodian

 Lipper Inc.
                                        Publication Preparation

 The MacGregor Group
                                        Software Vendor

 Mark-it Partners
                                        Pricing Service

 Massachusetts Financial Services Co.
                                        Fund Management

 MFS Funds Distributor, Inc.
                                        Fund Distribution

 OMGEO LLC
                                        Software Vendor

 Plexus
                                        Analytical Tool

 Radianz
                                        Software Vendor

 Ropes & Gray LLP
                                        Legal Counsel

 Saloman Analytics Inc.
                                        Analytical Tool

 Siemens Business Services, Inc.
                                        IT Client Services and Desktop

 Standard & Poor's Securities
   Evaluations Services
                                        Fund Pricing

 State Street Bank and Trust Company
                                        Custodian

 Sun Capital Advisers LLC*
                                        Fund Management

 Wilshire Analytics/Axiom
                                        Analytical Tool

 Valley Forge Capital Advisors, Inc.**
                                        Fund Management

--------

* Sun Capital Advisers LLC receives non-public portfolio holdings disclosure regarding the portion of the MFS Diversified Income Fund for which it serves as sub-adviser.
** Valley Forge Capital Advisors, Inc. receives non-public portfolio holdings disclosure regarding MFS Sector Rotational Fund for which it serves as sub-adviser.

   This list is current as of May 31, 2007, and any additions, modifications or deletions to the list that have occurred since May 31, 2007, are not reflected.

                                                                     APPENDIX B

                                           PROXY VOTING POLICIES AND PROCEDURES

                     PROXY VOTING POLICIES AND PROCEDURES

                   MASSACHUSETTS FINANCIAL SERVICES COMPANY

                     PROXY VOTING POLICIES AND PROCEDURES

                                 March 1, 2007

   Massachusetts Financial Services Company, MFS Institutional Advisors, Inc. and MFS' other investment adviser subsidiaries (collectively, "MFS") have adopted proxy voting policies and procedures, as set forth below ("MFS Proxy Voting Policies and Procedures"), with respect to securities owned by the clients for which MFS serves as investment adviser and has the power to vote proxies, including the registered investment companies sponsored by MFS, other than the MFS Union Standard Equity Fund (the "MFS Funds"). References to "clients" in these policies and procedures include the MFS Funds and other clients of MFS, such as funds organized offshore, sub-advised funds and separate account clients, to the extent these clients have delegated to MFS the responsibility to vote proxies on their behalf under the MFS Proxy Voting Policies and Procedures.

   The MFS Proxy Voting Policies and Procedures include:

   A. Voting Guidelines;

   B. Administrative Procedures;

   C. Monitoring System;

   D. Records Retention; and

   E. Reports.

A. VOTING GUIDELINES

1. General Policy; Potential Conflicts of Interest

   MFS' policy is that proxy voting decisions are made in what MFS believes to be the best long-term economic interests of MFS' clients, and not in the interests of any other party or in MFS' corporate interests, including interests such as the distribution of MFS Fund shares, administration of 401(k) plans, and institutional relationships.

   MFS periodically reviews matters that are presented for shareholder vote by either management or shareholders of public companies. Based on the overall principle that all votes cast by MFS on behalf of its clients must be in what MFS believes to be the best long-term economic interests of such clients, MFS has adopted proxy voting guidelines, set forth below, that govern how MFS generally will vote on specific matters presented for shareholder vote. In all cases, MFS will exercise its discretion in voting on these matters in accordance with this overall principle. In other words, the underlying guidelines are simply that - guidelines. Proxy items of significance are often considered on a case-by-case basis, in light of all relevant facts and circumstances, and in certain cases MFS may vote proxies in a manner different from these guidelines.

   As a general matter, MFS maintains a consistent voting position on similar proxy proposals with respect to various issuers. In addition, MFS generally votes consistently on the same matter when securities of an issuer are held by multiple client accounts. However, MFS recognizes that there are gradations in certain types of proposals that might result in different voting positions being taken with respect to different proxy statements. There also may be situations involving matters presented for shareholder vote that are not governed by the guidelines. Some items that otherwise would be acceptable will be voted against the proponent when it is seeking extremely broad flexibility without offering a valid explanation. MFS reserves the right to override the guidelines with respect to a particular shareholder vote when such an override is, in MFS' best judgment, consistent with the overall principle of voting proxies in the best long-term economic interests of MFS' clients.

   From time to time, MFS receives comments on these guidelines as well as regarding particular voting issues from its clients. These comments are carefully considered by MFS when it reviews these guidelines each year and revises them as appropriate.

   These policies and procedures are intended to address any potential material conflicts of interest on the part of MFS or its affiliates that are likely to arise in connection with the voting of proxies on behalf of MFS' clients. If such potential material conflicts of interest do arise, MFS will analyze, document and report on such potential material conflicts of interest (see Sections B.2 and E below), and shall ultimately vote the relevant proxies in what MFS believes to be the best long-term economic interests of its clients. The MFS Proxy Voting Committee is responsible for monitoring and reporting with respect to such potential material conflicts of interest.

2. MFS' Policy on Specific Issues

  Election of Directors

   MFS believes that good governance should be based on a board with at least a simple majority of directors who are "independent" of management, and whose key committees (e.g., compensation, nominating, and audit committees) are comprised entirely of "independent" directors. While MFS generally supports the board's nominees in uncontested elections, we will withhold our vote for, or vote against, as applicable, a nominee to a board of a U.S. issuer if, as a result of such nominee being elected to the board, the board would be comprised of a majority of members who are not "independent" or, alternatively, the compensation, nominating or audit committees would include members who are not "independent."


   MFS will also withhold its vote for, or vote against, as applicable, a nominee to a board if we can determine that he or she failed to attend at least 75% of the board and/or relevant committee meetings in the previous year without a valid reason stated in the proxy materials. In addition, MFS will withhold its vote for, or vote against, as applicable, all nominees standing for re-election to a board if we can determine: (1) since the last annual meeting of shareholders and without shareholder approval, the board or its compensation committee has re-priced underwater stock options; or (2) since the last annual meeting, the board has either implemented a "poison pill" without shareholder approval or has not taken responsive action to a majority shareholder approved resolution recommending that the "poison pill" be rescinded. Responsive action would include the rescission of the "poison pill" (without a broad reservation to reinstate the "poison pill" in the event of a hostile tender offer), or assurance in the proxy materials that the terms of the "poison pill" would be put to a binding shareholder vote within the next five to seven years.


   MFS will also withhold its vote for, or vote against, as applicable, a nominee (other than a nominee who serves as the issuer's Chief Executive Officer) standing for re-election if such nominee participated (as a director or committee member) in the approval of a senior executive compensation package MFS deems to be "excessive." In the event that MFS determines that an issuer has adopted an "excessive" executive compensation package, MFS will withhold its vote for, or vote against, as applicable, the re-election of the issuer's Chief Executive Officer as director regardless of whether the Chief Executive Officer participated in the approval of the package. MFS will determine whether a senior executive compensation package is excessive on a case by case basis. Examples of "excessive" executive compensation packages include packages that contain egregious employment contract terms or pension payouts, backdated stock options, overly generous hiring bonuses for chief executive officers or packages which include excessive perks.

   MFS evaluates a contested election of directors on a case-by-case basis considering the long-term financial performance of the company relative to its industry, management's track record, the qualifications of the nominees for both slates and an evaluation of what each side is offering shareholders.

   MFS votes for reasonably crafted proposals calling for directors to be elected with an affirmative majority of votes cast and/or the elimination of the plurality standard for electing directors (including binding resolutions requesting that the board amend the company's bylaws), provided the proposal includes a carve-out for a plurality voting standard when there are more director nominees than board seats (e.g., contested elections) ("Majority Vote Proposals").

   MFS considers voting against Majority Vote Proposals if the company has adopted, or has proposed to adopt in the proxy statement, formal corporate governance principles that present a meaningful alternative to the majority voting standard and provide an adequate response to both new nominees as well as incumbent nominees who fail to receive a majority of votes cast.

   MFS believes that a company's election policy should address the specific circumstances at that company. MFS considers whether a company's election policy articulates the following elements to address each director nominee who fails to receive an affirmative majority of votes cast in an election:

    . Establish guidelines for the process by which the company determines the status of nominees who fail to receive an affirmative majority of votes cast and disclose the guidelines in the annual proxy statement;

    . Guidelines should include a reasonable timetable for resolution of the nominee's status and a requirement that the resolution be disclosed together with the reasons for the resolution;

    . Vest management of the process in the company's independent directors, other than the nominee in question; and

    . Outline the range of remedies that the independent directors may consider concerning the nominee.

  Classified Boards

   MFS opposes proposals to classify a board (e.g., a board in which only one-third of board members are elected each year). MFS supports proposals to declassify a board.

  Non-Salary Compensation Programs

   MFS votes against stock option programs for officers, employees or non-employee directors that do not require an investment by the optionee, that give "free rides" on the stock price, or that permit grants of stock options with an exercise price below fair market value on the date the options are granted.

   MFS also opposes stock option programs that allow the board or the compensation committee, without shareholder approval, to reprice underwater options or to automatically replenish shares (i.e., evergreen plans). MFS will consider on a case-by-case basis proposals to exchange existing options for newly issued options (taking into account such factors as whether there is a reasonable value-for-value exchange).

   MFS opposes stock option programs and restricted stock plans that provide unduly generous compensation for officers, directors or employees, or could result in excessive dilution to other shareholders. As a general guideline, MFS votes against restricted stock plans, stock option, non-employee director, omnibus stock plans and any other stock plan if all such plans for a particular company involve potential dilution, in the aggregate, of more than 15%. However, MFS may accept a higher percentage (up to 20%) in the case of startup or small companies which cannot afford to pay large salaries to executives, or in the case where MFS, based upon the issuer's public disclosures, believes that the issuer has been responsible with respect to its recent compensation practices, including the mix of the issuance of restricted stock and options.

  Expensing of Stock Options

   MFS supports shareholder proposals to expense stock options because we believe that the expensing of options presents a more accurate picture of the company's financial results to investors. We also believe that companies are likely to be more disciplined when granting options if the value of stock options were treated as an expense item on the company's income statements.

  Executive Compensation

   MFS believes that competitive compensation packages are necessary to attract, motivate and retain executives. Therefore, except as provided in paragraph 2 above with respect to "excessive compensation" and the election of directors, MFS opposes shareholder proposals that seek to set restrictions on executive compensation. MFS also opposes shareholder requests for disclosure on executive compensation beyond regulatory requirements because we believe that current regulatory requirements for disclosure of executive compensation are appropriate and that additional disclosure is often unwarranted and costly. Although we support linking executive stock option grants to a company's performance, MFS opposes shareholder proposals that mandate a link of performance-based options to a specific industry or peer group stock index. MFS believes that compensation committees should retain the flexibility to propose the appropriate index or other criteria by which performance-based options should be measured.

   MFS supports reasonably crafted shareholder proposals that (i) require the issuer to adopt a policy to recover the portion of performance-based bonuses and awards paid to senior executives that were not earned based upon a significant negative restatement of earnings unless the company already has adopted a clearly satisfactory policy on the matter, or (ii) expressly prohibit any future backdating of stock options.

  Employee Stock Purchase Plans

   MFS supports the use of a broad-based employee stock purchase plans to increase company stock ownership by employees, provided that shares purchased under the plan are acquired for no less than 85% of their market value and do not result in excessive dilution.

  "Golden Parachutes"

   From time to time, shareholders of companies have submitted proxy proposals that would require shareholder approval of severance packages for executive officers that exceed certain predetermined thresholds. MFS votes in favor of such shareholder proposals when they would require shareholder approval of any severance package for an executive officer that exceeds a certain multiple of such officer's annual compensation that is not determined in MFS' judgment to be excessive.

  Anti-Takeover Measures

   In general, MFS votes against any measure that inhibits capital appreciation in a stock, including proposals that protect management from action by shareholders. These types of proposals take many forms, ranging from "poison pills" and "shark repellents" to super-majority requirements.

   MFS will vote for proposals to rescind existing "poison pills" and proposals that would require shareholder approval to adopt prospective "poison pills." Nevertheless, MFS will consider supporting the adoption of a prospective "poison pill" or the continuation of an existing "poison pill" if we can determine that the following two conditions are met: (1) the "poison pill" allows MFS clients to hold an aggregate position of up to 15% of a company's total voting securities (and of any class of voting securities); and (2) either
(a) the "poison pill" has a term of not longer than five years, provided that MFS will consider voting in favor of the "poison pill" if the term does not exceed seven years and the "poison pill" is linked to a business strategy or purpose that MFS believes is likely to result in greater value for shareholders; or (b) the terms of the "poison pill" allow MFS clients the opportunity to accept a fairly structured and attractively priced tender offer (e.g., a "chewable poison pill" that automatically dissolves in the event of an all cash, all shares tender offer at a premium price).

   MFS will consider on a case-by-case basis proposals designed to prevent tenders which are disadvantageous to shareholders such as tenders at below market prices and tenders for substantially less than all shares of an issuer.

  Reincorporation and Reorganization Proposals

   When presented with a proposal to reincorporate a company under the laws of a different state, or to effect some other type of corporate reorganization, MFS considers the underlying purpose and ultimate effect of such a proposal in determining whether or not to support such a measure. While MFS generally votes in favor of management proposals that it believes are in the best long-term economic interests of its clients, MFS may oppose such a measure if, for example, the intent or effect would be to create additional inappropriate impediments to possible acquisitions or takeovers.

  Issuance of Stock

   There are many legitimate reasons for the issuance of stock. Nevertheless, as noted above under "Non-Salary Compensation Programs," when a stock option plan (either individually or when aggregated with other plans of the same company) would substantially dilute the existing equity (e.g. by approximately 15% or more), MFS generally votes against the plan. In addition, MFS votes against proposals where management is asking for authorization to issue common or preferred stock with no reason stated (a "blank check") because the unexplained authorization could work as a potential anti-takeover device. MFS may also vote against the authorization or issuance of common or preferred stock if MFS determines that the requested authorization is not warranted.

  Repurchase Programs

   MFS supports proposals to institute share repurchase plans in which all shareholders have the opportunity to participate on an equal basis. Such plans may include a company acquiring its own shares on the open market, or a company making a tender offer to its own shareholders.

  Confidential Voting

   MFS votes in favor of proposals to ensure that shareholder voting results are kept confidential. For example, MFS supports proposals that would prevent management from having access to shareholder voting information that is compiled by an independent proxy tabulation firm.

  Cumulative Voting

   MFS opposes proposals that seek to introduce cumulative voting and for proposals that seek to eliminate cumulative voting. In either case, MFS will consider whether cumulative voting is likely to enhance the interests of MFS' clients as minority shareholders. In our view, shareholders should provide names of qualified candidates to a company's nominating committee, which (for U.S. listed companies) must be comprised solely of "independent" directors.

  Written Consent and Special Meetings

   Because the shareholder right to act by written consent (without calling a formal meeting of shareholders) can be a powerful tool for shareholders, MFS generally opposes proposals that would prevent shareholders from taking action without a formal meeting or would take away a shareholder's right to call a special meeting of company shareholders.

  Independent Auditors

   MFS believes that the appointment of auditors for U.S. issuers is best left to the board of directors of the company and therefore supports the ratification of the board's selection of an auditor for the company. Some shareholder groups have submitted proposals to limit the non-audit activities of a company's audit firm or prohibit any non-audit services by a company's auditors to that company. MFS opposes proposals recommending the prohibition or limitation of the performance of non-audit services by an auditor, and proposals recommending the removal of a company's auditor due to the performance of non-audit work for the company by its auditor. MFS believes that the board, or its audit committee, should have the discretion to hire the company's auditor for specific pieces of non-audit work in the limited situations permitted under current law.

  Other Corporate Governance, Corporate Responsibility and Social Issues

   There are many groups advocating social change or changes to corporate governance or corporate responsibility standards, and many have chosen the publicly-held corporation as a vehicle for advancing their agenda. Generally, MFS votes with management on such proposals unless MFS can determine that the benefit to shareholders will outweigh any costs or disruptions to the business if the proposal were adopted. Common among the shareholder proposals that MFS generally votes against are proposals requiring the company to use corporate resources to further a particular social objective outside the business of the company, to refrain from investing or conducting business in certain countries, to adhere to some list of goals or principles (e.g., environmental standards), to disclose political contributions made by the issuer, to separate the Chairman and Chief Executive Officer positions, or to promulgate special reports on various activities or proposals for which no discernible shareholder economic advantage is evident.

   The laws of various states may regulate how the interests of certain clients subject to those laws (e.g., state pension plans) are voted with respect to social issues. Thus, it may be necessary to cast ballots differently for certain clients than MFS might normally do for other clients.

  Foreign Issuers

   Many of the items on foreign proxies involve repetitive, non-controversial matters that are mandated by local law. Accordingly, the items that are generally deemed routine and which do not require the exercise of judgment under these guidelines (and therefore voted in favor) for foreign issuers include the following: (i) receiving financial statements or other reports from the board; (ii) approval of declarations of dividends; (iii) appointment of shareholders to sign board meeting minutes; (iv) discharge of management and supervisory boards; and (v) approval of share repurchase programs.

   MFS generally supports the election of a director nominee standing for re-election in uncontested elections unless it can be determined that (1) he or she failed to attend at least 75% of the board and/or relevant committee meetings in the previous year without a valid reason given in the proxy materials; (2) since the last annual meeting of shareholders and without shareholder approval, the board or its compensation committee has re-priced underwater stock options; or (3) since the last annual meeting, the board has either implemented a poison pill without shareholder approval or has not taken responsive action to a majority shareholder approved resolution recommending that the "poison pill" be rescinded. MFS will also withhold its vote for, or vote against, as applicable, a director nominee standing for re-election of an issuer that has adopted an excessive compensation package for its senior executives as described above in the section entitled "Voting Guidelines-MFS' Policy on Specific Issues-Election of Directors."

   MFS generally supports the election of auditors, but may determine to vote against the election of a statutory auditor in certain markets if MFS reasonably believes that the statutory auditor is not truly independent. MFS will evaluate all other items on proxies for foreign companies in the context of the guidelines described above, but will generally vote against an item if there is not sufficient information disclosed in order to make an informed voting decision.

   In accordance with local law or business practices, many foreign companies prevent the sales of shares that have been voted for a certain period beginning prior to the shareholder meeting and ending on the day following the meeting ("share blocking"). Depending on the country in which a company is domiciled, the blocking period may begin a stated number of days prior to the meeting (e.g., one, three or five days) or on a date established by the company. While practices vary, in many countries the block period can be continued for a longer period if the shareholder meeting is adjourned and postponed to a later date. Similarly, practices vary widely as to the ability of a shareholder to have the "block" restriction lifted early (e.g., in some countries shares generally can be "unblocked" up to two days prior to the meeting whereas in other countries the removal of the block appears to be discretionary with the issuer's transfer agent). Due to these restrictions, MFS must balance the benefits to its clients of voting proxies against the potentially serious portfolio management consequences of a reduced flexibility to sell the underlying shares at the most advantageous time. For companies in countries with share blocking periods, the disadvantage of being unable to sell the stock regardless of changing conditions generally outweighs the advantages of voting at the shareholder meeting for routine items. Accordingly, MFS will not vote those proxies in the absence of an unusual, significant vote.

B. ADMINISTRATIVE PROCEDURES

1. MFS Proxy Voting Committee

   The administration of these MFS Proxy Voting Policies and Procedures is overseen by the MFS Proxy Voting Committee, which includes senior personnel from the MFS Legal and Global Investment Support Departments. The MFS Proxy Voting Committee:

      a. Reviews these MFS Proxy Voting Policies and Procedures at least annually and recommends any amendments considered to be necessary or advisable;

      b. Determines whether any potential material conflicts of interest exist with respect to instances in which (i) MFS seeks to override these MFS Proxy Voting Policies and Procedures and (ii) votes on ballot items not clearly governed by these MFS Proxy Voting Policies and Procedures; and

      c. Considers special proxy issues as they may arise from time to time.

2. Potential Conflicts of Interest

   The MFS Proxy Voting Committee is responsible for monitoring potential material conflicts of interest on the part of MFS or its affiliates that could arise in connection with the voting of proxies on behalf of MFS' clients. Any significant attempt to influence MFS' voting on a particular proxy matter should be reported to the MFS Proxy Voting Committee.

   In cases where proxies are voted in accordance with these MFS Proxy Voting Policies and Procedures, no material conflict of interest will be deemed to exist. In cases where (i) MFS is considering overriding these MFS Proxy Voting Policies and Procedures, or (ii) matters presented for vote are not governed by these MFS Proxy Voting Policies and Procedures, the MFS Proxy Voting Committee, or delegees, will follow these procedures:

      a. Compare the name of the issuer of such proxy against a list of significant current and potential (i) distributors of MFS Fund shares,
   (ii) retirement plans administered by MFS or its affiliate MFS Retirement Services, Inc. ("RSI"), and (iii) MFS institutional clients (the "MFS Significant Client List");

      b. If the name of the issuer does not appear on the MFS Significant Client List, then no material conflict of interest will be deemed to exist, and the proxy will be voted as otherwise determined by the MFS Proxy Voting Committee;

      c. If the name of the issuer appears on the MFS Significant Client List, then the MFS Proxy Voting Committee will be apprised of that fact and each member of the MFS Proxy Voting Committee will carefully evaluate the proposed vote in order to ensure that the proxy ultimately is voted in what MFS believes to be the best long-term economic interests of MFS' clients, and not in MFS' corporate interests; and

      d. For all potential material conflicts of interest identified under clause (c) above, the MFS Proxy Voting Committee will document: the name of the issuer, the issuer's relationship to MFS, the analysis of the matters submitted for proxy vote, the votes as to be cast and the reasons why the MFS Proxy Voting Committee determined that the votes were cast in the best long-term economic interests of MFS' clients, and not in MFS' corporate interests. A copy of the foregoing documentation will be provided to MFS' Conflicts Officer.

   The members of the MFS Proxy Voting Committee are responsible for creating and maintaining the MFS Significant Client List, in consultation with MFS' distribution, institutional business units and RSI. The MFS Significant Client List will be reviewed and updated periodically, as appropriate.

3. Gathering Proxies

   Most proxies received by MFS and its clients originate at Automatic Data Processing Corp. ("ADP") although a few proxies are transmitted to investors by corporate issuers through their custodians or depositories. ADP and issuers send proxies and related material directly to the record holders of the shares beneficially owned by MFS' clients, usually to the client's custodian or, less commonly, to the client itself. This material will include proxy cards, reflecting the shareholdings of Funds and of clients on the record dates for such shareholder meetings, as well as proxy statements with the issuer's explanation of the items to be voted upon.

   MFS, on behalf of itself and the Funds, has entered into an agreement with an independent proxy administration firm, Institutional Shareholder Services, Inc. (the "Proxy Administrator"), pursuant to which the Proxy Administrator performs various proxy vote related administrative services, such as vote processing and recordkeeping functions for MFS' Funds and institutional client accounts. The Proxy Administrator receives proxy statements and proxy cards directly or indirectly from various custodians, logs these materials into its database and matches upcoming meetings with MFS Fund and client portfolio holdings, which are input into the Proxy Administrator's system by an MFS holdings datafeed. Through the use of the Proxy Administrator system, ballots and proxy material summaries for all upcoming shareholders' meetings are available on-line to certain MFS employees and the MFS Proxy Voting Committee.

4. Analyzing Proxies

   Proxies are voted in accordance with these MFS Proxy Voting Policies and Procedures. The Proxy Administrator at the prior direction of MFS automatically votes all proxy matters that do not require the particular exercise of discretion or judgment with respect to these MFS Proxy Voting Policies and Procedures as determined by the MFS Proxy Voting Committee. With respect to proxy matters that require the particular exercise of discretion or judgment, MFS considers and votes on those proxy matters. MFS receives research from ISS which it may take into account in deciding how to vote. In addition, MFS expects to rely on ISS to identify circumstances in which a board may have approved excessive executive compensation.

   Representatives of the MFS Proxy Voting Committee review, as appropriate, votes cast to ensure conformity with these MFS Proxy Voting Policies and Procedures.

   As a general matter, portfolio managers and investment analysts have little or no involvement in specific votes taken by MFS. This is designed to promote consistency in the application of MFS' voting guidelines, to promote consistency in voting on the same or similar issues (for the same or for multiple issuers) across all client accounts, and to minimize the potential that proxy solicitors, issuers, or third parties might attempt to exert inappropriate influence on the vote. In limited types of votes (e.g., corporate actions, such as mergers and acquisitions), a representative of MFS Proxy Voting Committee may consult with or seek recommendations from portfolio managers or analysts./[1]/ However, the MFS Proxy Voting Committee would ultimately determine the manner in which all proxies are voted.

   As noted above, MFS reserves the right to override the guidelines when such an override is, in MFS' best judgment, consistent with the overall principle of voting proxies in the best long-term economic interests of MFS' clients. Any such override of the guidelines shall be analyzed, documented and reported in accordance with the procedures set forth in these policies.

5. Voting Proxies

   In accordance with its contract with MFS, the Proxy Administrator also generates a variety of reports for the MFS Proxy Voting Committee, and makes available on-line various other types of information so that the MFS Proxy Voting Committee may review and monitor the votes cast by the Proxy Administrator on behalf of MFS' clients.

C. MONITORING SYSTEM

   It is the responsibility of the Proxy Administrator and MFS' Proxy Voting Committee to monitor the proxy voting process. When proxy materials for clients are received, they are forwarded to the Proxy Administrator and are input into the Proxy Administrator's system. Through an interface with the portfolio holdings database of MFS, the Proxy Administrator matches a list of all MFS Funds and clients who hold shares of a company's stock and the number of shares held on the record date with the Proxy Administrator's listing of any upcoming shareholder's meeting of that company.

   When the Proxy Administrator's system "tickler" shows that the voting cut-off date of a shareholders' meeting is approaching, a Proxy Administrator representative checks that the vote for MFS Funds and clients holding that security has been recorded in the computer system. If a proxy card has not been received from the client's custodian, the Proxy Administrator calls the custodian requesting that the materials be forwarded immediately. If it is not possible to receive the proxy card from the custodian in time to be voted at the meeting, MFS may instruct the custodian to cast the vote in the manner specified and to mail the proxy directly to the issuer.

D. RECORDS RETENTION


   MFS will retain copies of these MFS Proxy Voting Policies and Procedures in effect from time to time and will retain all proxy voting reports submitted to the Board of Trustees, Board of Directors and Board of Managers of the MFS Funds for the period required by applicable law. Proxy solicitation materials, including electronic versions of the proxy cards completed by representatives of the MFS Proxy Voting Committee, together with their respective notes and comments, are maintained in an electronic format by the Proxy Administrator and are accessible on-line by the MFS Proxy Voting Committee. All proxy voting materials and supporting documentation, including records generated by the Proxy Administrator's system as to proxies processed, including the dates when proxy ballots were received and submitted, and the votes on each company's proxy issues, are retained as required by applicable law.


--------

/[1]/From time to time, due to travel schedules and other commitments, an appropriate portfolio manager or research analyst is not available to provide a recommendation on a merger or acquisition proposal. If such a recommendation cannot be obtained prior to the cut-off date of the shareholder meeting, certain members of the MFS Proxy Voting Committee may determine to abstain from voting.

E. REPORTS

  MFS Funds

   MFS will report the results of its voting to the Board of Trustees, Board of Directors and Board of Managers of the MFS Funds. These reports will include:
(i) a summary of how votes were cast; (ii) a review of situations where MFS did not vote in accordance with the guidelines and the rationale therefore; (iii) a review of the procedures used by MFS to identify material conflicts of interest; and (iv) a review of these policies and the guidelines and, as necessary or appropriate, any proposed modifications thereto to reflect new developments in corporate governance and other issues. Based on these reviews, the Trustees, Directors and Managers of the MFS Funds will consider possible modifications to these policies to the extent necessary or advisable.

  All MFS Advisory Clients

   At any time, a report can be printed by MFS for each client who has requested that MFS furnish a record of votes cast. The report specifies the proxy issues which have been voted for the client during the year and the position taken with respect to each issue.

   Generally, MFS will not divulge actual voting practices to any party other than the client or its representatives (unless required by applicable law) because we consider that information to be confidential and proprietary to the client.

Statements of Assets and Liabilities
March 13, 2007

                                                                                      MFS Institutional
                                                                                    Money Market Portfolio
                                                                                    ----------------------
Assets:
   Cash............................................................................        $50,000
                                                                                           -------
       Total assets................................................................        $50,000
                                                                                           -------
Liabilities:
   Commitments.....................................................................        $    --
                                                                                           -------
       Total liabilities...........................................................        $    --
                                                                                           -------
Net assets.........................................................................        $50,000
                                                                                           =======

Net assets consist of:
   Paid-in capital.................................................................        $50,000
                                                                                           -------
       Total.......................................................................        $50,000
                                                                                           =======

Net assets:........................................................................        $50,000

Shares of beneficial interest outstanding..........................................         50,000

Net asset value per share (net assets / shares of beneficial interest outstanding):        $  1.00

Notes to Financial Statements

(1) Business and Organization


   MFS Institutional Money Market Portfolio (the "Portfolio") is a series of MFS Series Trust XIV (the "trust"). The trust was organized as a Massachusetts business trust on March 1, 2007 and is registered under the Investment Company Act of 1940, as amended, as an open-end management investment Company.

   Beneficial interests in the Portfolio are intended to be issued solely in private placement transactions that do not involve any public offering within the meaning of Section 4(2) of the Securities Act of 1933 (the "1933 Act"). Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities (any of which may be provided investment advisory services by MFS) that are accredited investors within the meaning of Regulation D under the 1933 Act may make investments in the Portfolio.


(2) Transactions with Affiliates


   Investment Adviser -- The Portfolio has an investment advisory agreement with Massachusetts Financial Services Company ("MFS") to provide overall investment management and related administrative services and facilities to the Portfolio. MFS receives no compensation under this agreement. However, MFS funds that invest in the Portfolio may pay management fees to MFS which are reflected in the expense tables of such funds' prospectuses.

   Administrator -- MFS provides certain financial, legal, shareholder communications, compliance, and other administrative services to the Portfolio under an administrative services agreement. MFS is not paid a fee for providing these services.

   Shareholder Servicing Agent -- MFS Service Center, Inc. ("MFSC"), a wholly-owned subsidiary of MFS, provides transfer agent and recordkeeping functions in connection with the issuance, transfer, and redemption of shares of the Portfolio under a shareholder servicing agent agreement. MFSC is not paid a fee for providing these services.

   Trustees' and Officers' Compensation -- Certain officers and trustees of the Portfolio are officers or directors of MFS and MFSC. The Portfolio does not pay compensation directly to trustees or officers who are officers of MFS or MFSC.


(3) Organizational Costs


   MFS has agreed to pay all costs associated with the organization of the Portfolio which is estimated at $10,000. Accordingly, no liability is reflected on the Statements of Assets and Liabilities.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustees of MFS Series Trust XIV and Shareholder of

MFS Institutional Money Market Portfolio

   We have audited the accompanying statement of assets and liabilities of MFS Institutional Money Market Portfolio, a series of MFS Series Trust XIV, (the "Portfolio") as of March 13, 2007. These financial statements are the responsibility of the Portfolios' management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Portfolio is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MFS Institutional Money Market Portfolio of MFS Series Trust XIV as of March 13, 2007 in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP

March 14, 2007

                            MFS(R) SERIES TRUST XIV

                  MFS(R) INSTITUTIONAL MONEY MARKET PORTFOLIO

                                    PART C



Item 23. Exhibits

          1(a) Declaration of Trust, dated February 27, 2007. (1)

           (b) Amendment to Declaration of Trust, dated July 31, 2007, to terminate MFS Institutional
               Municipal Money Market Portfolio; filed herewith.

          2(a) Amended and Restated By-Laws, dated January 1, 2002, as revised through August 22,
               2007. (2)

           (b) Appendix A as revised through July 24, 2007, to the Master Amended and Restated
               By-Laws, dated January 1, 2002. (2)

             3 Copies of instruments defining the rights of shareholders, including the relevant portions of:
               the Declaration of Trust, dated February 27, 2007 (see Section 6.2), and the Amended and
               Restated By-Laws, dated January 1, 2002, as revised August 22, 2007 (see Article III). (3)

             4 Investment Advisory Agreement for the Registrant, dated February 27, 2007 on behalf of
               MFS Institutional Money Market Portfolio. (1)

             5 Not Applicable.

             6 Not Applicable.

          7(a) Master Custodian Agreement between the Registrant and JPMorgan Chase Bank, N.A., dated November 13, 2006. (4)

           (b) Exhibit A to the Master Custodian Agreement between the Registrant and JPMorgan Chase
               Bank, N.A., dated February 27, 2007. (1)

           (c) Fund Accounting Agreement between the Registrant and JPMorgan Investor Services Co., dated November 13, 2006. (4)

           (d) Exhibit A, to the Fund Accounting Agreement between the Registrant and JPMorgan
               Investor Services Co., dated February 27, 2007. (1)

          8(a) Shareholder Servicing Agent Agreement, dated February 27, 2007. (1)

           (b) Master Administrative Services Agreement, dated March 1, 1997, as amended and restated
               August 1, 2006. (5)

           (c) Exhibit A, as revised August 1, 2007, to the Master Administrative Services Agreement,
               dated March 1, 1997, as amended and restated August 1, 2006. (2)

           (d) Exhibit D, as revised August 1, 2007, to the Master Administrative Services Agreement,
               dated March 1, 1997, as amended and restated August 1, 2006. (2)

             9 Not Applicable.

            10 Consent of Deloitte & Touche LLP, dated August 27, 2007; filed herewith.

            11 Not Applicable.

            12 Not Applicable.

            13 Not Applicable.

            14 Not Applicable.


     15 Reserved.

  16(a) Code of Ethics as amended and restated effective January 1, 2007, pursuant to Rule 17j-1 under the Investment Company Act of 1940. (6)

    (b) Code of Ethics for Personal Trading and Conduct for Non-Management Directors of MFS,
        effective October 6, 2004. (7)

    (c) Code of Ethics for Non-MFS Management Trustees effective January 1, 2005. (8)

      Power of Attorney, dated July 18, 2007; filed herewith (Dwyer -- NPX) Power of Attorney, dated July 24, 2007; filed herewith (Trustees)
      Power of Attorney, dated July 24, 2007; filed herewith (Dwyer)
      Power of Attorney, dated July 24, 2007; filed herewith (Atkinson)
--------
(1)Incorporated by reference to Registrant's Registration Statement filed under Rule N-1A with the SEC via EDGAR on March 15, 2007.
(2)Incorporated by reference to MFS Series Trust XV (File Nos. 2-96738 and 811-4253) Post-Effective Amendment No. 28 filed with the SEC via EDGAR on August 24, 2007.
(3)Amended and Restated Declaration of Trust, dated July 31, 2007, incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement filed with the SEC via EDGAR on August 30, 2007; Amended and Restated By-Laws, dated January 1, 2002, as revised June 23, 2004 and August 22, 2007, incorporated by reference to MFS Series Trust X (File Nos. 33-1657 and 811-4492) Post-Effective Amendment No. 57 filed with the SEC via EDGAR on September 28, 2005.
(4)Incorporated by reference to MFS Series Trust II (File Nos. 33-7637 and 811-4775) Post-Effective Amendment No. 39 filed with the SEC via EDGAR on January 26, 2007.
(5)Incorporated by reference to MFS Series Trust X (File Nos. 33-1657 and 811-4492) Post-Effective Amendment No. 62 filed with the SEC via EDGAR on September 29, 2006.
(6)Incorporated by reference to MFS Series Trust III (File Nos. 2-60491 and 811-2794) Post-Effective Amendment No. 40 filed with the SEC via EDGAR on March 29, 2007.
(7)Incorporated by reference to MFS Series Trust I (File Nos. 33-7638 and 811-4777) Post-Effective Amendment No. 44 filed with the SEC via EDGAR on October 29, 2004.
(8)Incorporated by reference to MFS Series Trust I (File Nos. 33-7638 and 811-4777) Post-Effective Amendment No. 33 filed with the SEC via EDGAR on December 29, 2004.

Item 24.Persons Controlled by or under Common Control with Registrant

   Not applicable.

Item 25.Indemnification

   Reference is hereby made to (a) Article V of Registrant's Declaration of Trust, dated February 27, 2007, incorporated by reference to Registrant's Registration Statement filed under Rule N-1A with the SEC via EDGAR on March 15, 2007 and (b) Section 9 of the Shareholder Servicing Agent Agreement, dated February 27, 2007, incorporated by reference to Registrant's Registration Statement filed under Rule N-1A with the SEC via EDGAR on March 15, 2007.

   The Trustees and Officers of the Registrant and the personnel of the Registrant's investment adviser and principal underwriter are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended.

Item 26.Business and Other Connections of Investment Adviser

   MFS serves as investment adviser to the following open-end Funds comprising the MFS Family of Funds: Massachusetts Investors Growth Stock Fund; Massachusetts Investors Trust; MFS Series Trust I (which has seven series: MFS Cash Reserve Fund, MFS Core Equity Fund, MFS Core Growth Fund, MFS New

Discovery Fund, MFS Research International Fund, MFS Technology Fund and MFS Value Fund); MFS Series Trust II (which has one series: MFS Emerging Growth
Fund); MFS Series Trust III (which has three series: MFS High Income Fund, MFS High Yield Opportunities Fund and MFS Municipal High Income Fund); MFS Series Trust IV (which has three series: MFS Government Money Market Fund, MFS Mid Cap Growth Fund and MFS Money Market Fund); MFS Series Trust V (which has three series: MFS International New Discovery Fund, MFS Research Fund and MFS Total Return Fund); MFS Series Trust VI (which has three series: MFS Global Equity Fund, MFS Global Total Return Fund and MFS Utilities Fund); MFS Series Trust VII (which currently has no fund); MFS Series Trust VIII (which has two series:
MFS Global Growth Fund and MFS Strategic Income Fund); MFS Series Trust IX (which has six series: MFS Bond Fund, MFS Inflation-Adjusted Bond Fund, MFS Limited Maturity Fund, MFS Municipal Limited Maturity Fund, MFS Research Bond Fund and MFS Research Bond Fund J); MFS Series Trust X (which has 13 series:
MFS Aggressive Growth Allocation Fund, MFS Conservative Allocation Fund, MFS Emerging Markets Debt Fund, MFS Emerging Markets Equity Fund, MFS Floating Rate High Income Fund, MFS Growth Allocation Fund, MFS International Diversification Fund, MFS International Growth Fund, MFS International Value Fund, MFS Moderate Allocation Fund, MFS New Endeavor Fund and MFS Strategic Value Fund); MFS Series Trust XI (which has two series: MFS Mid Cap Value Fund and MFS Union Standard Equity Fund); MFS Series Trust XII (which has 6 series: MFS Lifetime Retirement Income Fund, MFS Lifetime 2010 Fund, MFS Lifetime 2020 Fund, MFS Lifetime 2030 Fund; MFS Lifetime 2040 Fund and MFS Sector Rotational Fund; MFS Series Trust XIII (which has 2 series: MFS Government Securities Fund and MFS Diversified Income Fund); MFS Series Trust XIV (which has one series: MFS Institutional Money Market Portfolio); MFS Series Trust XV (which has one series: MFS Diversified Real Return Fund) and MFS Municipal Series Trust (which has 16 series: MFS Alabama Municipal Bond Fund, MFS Arkansas Municipal Bond Fund, MFS California Municipal Bond Fund, MFS Florida Municipal Bond Fund, MFS Georgia Municipal Bond Fund, MFS Maryland Municipal Bond Fund, MFS Massachusetts Municipal Bond Fund, MFS Mississippi Municipal Bond Fund, MFS Municipal Income Fund, MFS New York Municipal Bond Fund, MFS North Carolina Municipal Bond Fund, MFS Pennsylvania Municipal Bond Fund, MFS South Carolina Municipal Bond Fund, MFS Tennessee Municipal Bond Fund, MFS Virginia Municipal Bond Fund and MFS West Virginia Municipal Bond Fund (the "MFS Funds"). The principal business address of each of the MFS Funds is 500 Boylston Street, Boston, Massachusetts, 02116.

   MFS also serves as investment adviser of the following open-end Funds: MFS Institutional Trust ("MFSIT") (which has two series) and MFS Variable Insurance Trust ("MVI") (which has 16 series). The principal business address of each of the aforementioned funds is 500 Boylston Street, Boston, Massachusetts, 02116.

   In addition, MFS serves as investment adviser to the following closed-end funds: MFS Charter Income Trust, MFS Government Markets Income Trust, MFS Intermediate Income Trust, MFS Multimarket Income Trust, MFS Municipal Income Trust, MFS Special Value Trust, MFS California Insured Municipal Fund, MFS High Income Municipal Trust, MFS InterMarket Income Trust I, MFS Intermediate High Income Fund, MFS Investment Grade Municipal Trust and MFS High Yield Municipal Trust (the "MFS Closed-End Funds"). The principal business address of each of the MFS Closed-End Funds is 500 Boylston Street, Boston, Massachusetts, 02116.

   Lastly, MFS serves as investment adviser to MFS/Sun Life Series Trust ("MFS/SL") (which has 26 series), Capital Appreciation Variable Account, Global Governments Variable Account, Government Securities Variable Account, High Yield Variable Account, Money Market Variable Account and Total Return Variable Account (collectively, the "Accounts"). The principal business address of MFS/SL is 500 Boylston Street, Boston, Massachusetts, 02116. The principal business address of each of the aforementioned Accounts is One Sun Life Executive Park, Wellesley Hills, Massachusetts, 02181.

   The Directors of MFS are Robert C. Pozen, Robert J. Manning, Martin E. Beaulieu, Robin A. Stelmach, Donald A. Stewart, James C. Baillie, Ronald W. Osborne and William K. O'Brien. Robert C. Pozen is the Chairman and Chairman of the Board, Mr. Manning is Chief Executive Officer, Chief Investment Officer and President, Mr. Beaulieu is Executive Vice President and the Director of Global Distribution, Robin A. Stelmach is Executive Vice President and Chief Operating Officer; Maria F. Dwyer is Executive Vice President, Chief Regulatory Officer and Chief Compliance Officer, Mark N. Polebaum is an Executive Vice President, General

Counsel and Secretary, Mitchell C. Freestone, Ethan D. Corey, Mark D. Kaplan and Susan S. Newton are Assistant Secretaries, Michael W. Roberge is an Executive Vice President, Chief Investment Officer-U.S. and Co-Director of Global Research, David A. Antonelli is an Executive Vice President, Chief Investment Officer-Non U.S. and Global Equity Investments and Co-Director of Global Research, Deborah H. Miller is an Investment Officer and Director of Equity Quantitative Research, Paul T. Kirwan is an Executive Vice President, Chief Financial Officer and Treasurer and Joseph E. Lynch is the Assistant Treasurer and Timothy Tierney is the Tax Officer.

   Massachusetts Investors Trust
   Massachusetts Investors Growth Stock Fund
   MFS Series Trust I
   MFS Series Trust II
   MFS Series Trust III
   MFS Series Trust IV
   MFS Series Trust V
   MFS Series Trust VI
   MFS Series Trust VII
   MFS Series Trust VIII
   MFS Series Trust IX
   MFS Series Trust X
   MFS Series Trust XI
   MFS Series Trust XII
   MFS Series Trust XIII
   MFS Series Trust XIV
   MFS Series Trust XV
   MFS Municipal Series Trust
   MFS Variable Insurance Trust
   MFS Institutional Trust
   MFS Municipal Income Trust
   MFS Multimarket Income Trust
   MFS Government Markets Income Trust
   MFS Intermediate Income Trust
   MFS Charter Income Trust
   MFS Special Value Trust
   MFS California Insured Municipal Fund
   MFS High Income Municipal Trust
   MFS High Yield Municipal Trust
   MFS InterMarket Income Trust I
   MFS Intermediate High Income Fund
   MFS Investment Grade Municipal Trust

   J. Atwood Ives is the Chair, Maria F. Dwyer is President, Tracy A. Atkinson, a Senior Vice President of MFS, is Treasurer, Ellen Moynihan, a Senior Vice President of MFS and James O. Yost, David L. DiLorenzo and Mark Fischer, Vice Presidents of MFS, are the Assistant Treasurers, Mark N. Polebaum, Senior Vice President, General Counsel and Secretary of MFS, is the Secretary, Brian E. Langenfeld, Assistant Vice President and Counsel of MFS, Christopher R. Bohane and Susan A. Pereira, Vice Presidents and Senior Counsels of MFS, Ethan D. Corey, Special Counsel of MFS and Susan S. Newton, Senior Vice President and Associate General Counsel of MFS are Assistant Secretaries and Assistant Clerks.

   MFS/Sun Life Series Trust

   J. Kermit Birchfield is Chairman, Maria F. Dwyer is President, Tracy A. Atkinson is the Treasurer, James O. Yost, Ellen M. Moynihan, David L. DiLorenzo and Mark Fischer are the Assistant Treasurers, Mark N. Polebaum is the Secretary, Brian E. Langenfeld, Christopher R. Bohane, Ethan D. Corey, Susan A. Pereira and Susan S. Newton are the Assistant Secretaries and Assistant Clerks.

   Money Market Variable Account
   High Yield Variable Account
   Capital Appreciation Variable Account
   Government Securities Variable Account
   Total Return Variable Account
   Global Governments Variable Account

   J. Kermit Birchfield is Chairman, Maria F. Dwyer is President, Tracy A. Atkinson is Treasurer, Jim Yost, Ellen M. Moynihan, David L. DiLorenzo and Mark Fischer are the Assistant Treasurers, Mark N. Polebaum is the Secretary and Brian E. Langenfeld, Christopher R. Bohane, Ethan D. Corey, Susan A. Pereira and Susan S. Newton are the Assistant Secretaries and Assistant Clerks.

   MFS Floating Rate Income Fund -- (Cayman Islands Registered Fund) MFS Meridian Funds, SICAV

   Martin E. Beaulieu, Maria F. Dwyer and Robin A. Stelmach are Directors, Tracy A. Atkinson is Treasurer, James O. Yost and Ellen M. Moynihan are the Assistant Treasurers, and Christopher R. Bohane is the Assistant Secretary.

   MFS International Ltd. ("MIL Bermuda"), a limited liability company organized under the laws of Bermuda and a subsidiary of MFS, whose principal business address is Canon's Court, 22 Victoria Street, Hamilton HM 12 Bermuda, serves as investment adviser to and distributor for MFS Floating Rate Income Fund and the MFS Meridian Funds, SICAV ("SICAV Funds"). The SICAV Funds are organized in Luxembourg and qualify as an undertaking for collective investments in transferable securities (UCITS). The principal business address of the Funds is 47, Boulevard Royal, L-2449 Luxembourg. The SICAV Funds include Asia Pacific Ex-Japan Fund, Continental European Equity Fund, Emerging Markets Debt Fund, Emerging Markets Equity Fund, Euro Reserve Fund, European Bond Fund, European Equity Fund, European Growth Fund, European High Yield Bond Fund, European Smaller Companies Fund, European Value Fund, Global Total Return Fund, Global Equity Fund, Global Growth Fund, Global Value Fund, Inflation-Adjusted Bond Fund, Japan Equity Fund, Limited Maturity Fund, Research Bond Fund, Research International Fund, Strategic Income Fund, Technology Fund, U.K. Equity Fund, U.S. Dollar Money Market Fund, U.S. Mid Cap Growth Fund, U.S. Government Bond Fund, U.S. High Yield Bond Fund, U.S. Research Fund, U.S. Large Cap Growth Fund and U.S. Value Fund. The MFS Floating Rate Income Fund is organized as an exempt company under the laws of the Cayman Islands. The principal business address for the MFS Floating Rate Income Fund is P.O. Box 309, Grand Cayman, Cayman Islands, British West Indies.

   James A. Jessee is a Director and President, Martin E. Beaulieu and Robert
J. Manning are Directors, Paul T. Kirwan is the Treasurer, Mark N. Polebaum and Juliet Evans are the Secretaries, Mitchell C. Freestone, Ethan D. Corey, Mark
D. Kaplan and Susan Newton are Assistant Secretaries, Timothy F. Tierney is the Tax Officer, Sarah Moule is Resident Representative and Appleby Corporate Svs. Ltd. Is Assistant Resident Representative.

   MFS International (U.K.) Ltd. ("MIL-UK"), a private limited company registered with the Registrar of Companies for England and Wales whose current address is Eversheds, Senator House, 85 Queen Victoria Street, London, England EC4V 4JL, is involved primarily in marketing and investment research activities with respect to private clients and the Cayman Islands Registered Fund and the MFS Meridian Funds, SICAV.

   Olivier Lebleu is Managing Director, Mitchell C. Freestone is a Director and Barnaby Wiener is a Director. Paul T. Kirwan is the Treasurer, Joseph E. Lynch is Assistant Treasurer, Mark N. Polebaum is the Secretary, Ethan D. Corey, Mark
D. Kaplan and Susan Newton are Assistant Secretaries, and Timothy F. Tierney is the Tax Officer.

   MFS Do Brazil Desenvolviment O De Marcaao LTDA ("MIL Brazil"), a private commercial limited liability quota company organized under the laws of Brazil whose current address is Al Campinas, 1070, 7 andar, Sala 15, Sao Paulo, Sao Paulo, Brazil, is primarily involved in providing market development services to increment the use of MFS products and services in Brazil as well as being a distributor of the MFS Floating Rate Income Fund and MFS Meridian Funds, SICAV.

   Robert J. Manning is the Advisory Board Member and Benedicto D. Filho is the Manager.

   MFS Institutional Advisors (Australia) Ltd. ("MFSI-Australia"), a private limited company organized under the Corporations Law of New South Wales, Australia whose current address is Level 27, Australia Square, 264 George Street, Sydney, NSW2000, Australia, is involved primarily in investment management and distribution of Australian superannuation unit trusts and acts as an investment adviser to institutional accounts.

   Graham E. Lenzner is the Director and Chairman of the Board, Loretta Lenzner, Robert J. Manning and Sheldon Rivers are Directors, Paul T. Kirwan is the Treasurer, Joseph E. Lynch is Assistant Treasurer and Mitchell C. Freestone, Ethan D. Corey, Mark D. Kaplan and Susan Newton are Assistant Secretaries and Timothy F. Tierney is the Tax Officer.

   MFS Fund Distributors, Inc. ("MFD"), a wholly owned subsidiary of MFS, serves as distributor for the MFS Funds, MVI and MFSIT.

   Robert J. Manning is the Director, Martin E. Beaulieu is a Director and Chairman of the Board, James A. Jessee is President, Paul T. Kirwan is the Treasurer, Joseph E. Lynch is Assistant Treasurer, Mark N. Polebaum is the Secretary, Mitchell C. Freestone, Mark D. Kaplan, Ethan D. Corey and Susan S. Newton are Assistant Secretaries and Timothy F. Tierney is the Tax Officer.

   MFS Service Center, Inc. ("MFSC"), a wholly owned subsidiary of MFS, serves as shareholder servicing agent to the MFS Funds, the MFS Closed-End Funds, MFSIT and MVI.

   Robert J. Manning is Director and Chairman of the Board, Maureen Leary-Jago is a Director and the President, Mark N. Polebaum is the Secretary, Mitchell C. Freestone, Ethan D. Corey, Mark D. Kaplan and Susan S. Newton are Assistant Secretaries, Paul T. Kirwan is the Treasurer, Joseph E. Lynch is Assistant Secretary and Timothy F. Tierney is the Tax Officer.

   MFS Institutional Advisors, Inc. ("MFSI"), a wholly owned subsidiary of MFS, provides investment advice to substantial private clients.

   Robert J. Manning is Chairman of the Board, Chief Investment Officer and a Director, Martin E. Beaulieu is a Director, Carol Geremiah is the President, Maria Dwyer is Chief Compliance Officer, John F. O'Connor and David J. Picher are Senior Vice Presidents, Mitchell C. Freestone, Ethan D. Corey and Mark D. Kaplan are Assistant Secretaries and Paul T. Kirwan is the Treasurer, Joseph E. Lynch is Assistant Treasurer and Timothy F. Tierney is Tax Officer.

   Sun Life Retirement Services (U.S.), Inc. ("Sun Life Retirement Services"), a wholly owned subsidiary of Sun Life Financial (U.S.) Holdings, Inc., markets MFS products to retirement plans and provides administrative and record keeping services for retirement plans.

   Claude Accum is a Director, Chairman of the Board, President and Chief Executive Officer, Martin E. Beaulieu and Ronald Friesen are Directors, Paul T. Kirwan is the Treasurer, Joseph E. Lynch is Assistant Secretary, Mark N. Polebaum is the Secretary, Mitchell C. Freestone, Ethan D. Corey, Mark D. Kaplan and Susan S. Newton are Assistant Secretaries and Timothy F. Tierney is the Tax Officer.

   MFS Investment Management K.K. (Japan) ("MIMKK"), a wholly owned subsidiary of MFS, is a corporation incorporated in Japan. MIMKK, whose address is 16F Daido Seimei Kasumigaseki Bldg., 1-4-2- Kasumigaseki, Chiyoda-ku, Tokyo Japan 100 0013, is involved in investment management activities.

   Carol W. Geremia and Susan Pereira are Directors, Takafumi Ishii is a Director and Representative Director, Paul T. Kirwan is Statutory Auditor, Mark
N. Polebaum is Secretary, Ethan D. Corey, Susan Newton, Mitchell C. Freestone and Mark D. Kaplan are Assistant Secretaries. Timothy F. Tierney is the Tax Officer.

   MFS Heritage Trust Company ("MFS Trust"), a New Hampshire-chartered limited-purpose trust company whose current address is 650 Elm Street, Suite 404, Manchester, NH 03101, provides directed trustee services to retirement plans.

   Carol W. Geremia is Director and President, Deborah H. Miller is Director and Investment Officer, Maureen Leary-Jago and Joseph F. Flaherty are Directors, Paul T. Kirwan is the Treasurer, Ethan D. Corey and Susan S. Newton are Assistant Clerks, Mark D. Kaplan is Clerk and Trust Officer and Timothy F. Tierney is the Tax Officer.

   MFS Japan Holdings, LLC, a private limited liability company organized under the laws of Delaware whose address is 500 Boylston Street, Boston, MA 02116, is primarily a holding company and is 50% owned by Massachusetts Financial Services Company and 50% owned by Sun Life Financial (Japan), Inc.

   Robert J. Manning, Carol W. Geremia and Donald A. Stewart are Managers, Mark
N. Polebaum is the Secretary, Paul T. Kirwan is Treasurer, Joseph E. Lynch is Assistant Secretary, Mitchell C. Freestone, Ethan D. Corey, Susan S. Newton and Mark D. Kaplan are Assistant Secretaries and Timothy F. Tierney is the Tax Officer.

   Sun Life of Canada (U.S.) Financial Services Holdings, Inc., a company incorporated under the laws of Delaware whose address is 500 Boylston Street, Boston, Massachusetts 02116, is the direct parent company of Massachusetts Financial Services Company.

   Robert J. Manning is the Director, Chairman of the Board and President, Donald A. Stewart is a Director, Mark N. Polebaum is the Secretary, Mitchell C. Freestone, Ethan D. Corey, Mark D. Kaplan and Susan S. Newton are Assistant Secretaries, Paul T. Kirwan is the Treasurer, Joseph Lynch is the Assistant Treasurer and Timothy F. Tierney is the Tax officer.

   MFS Investment Management Company (LUX) S.A., a joint stock company organized under the laws of Luxembourg whose registered office is 49, Avenue J.F. Kennedy, L-1855, Kirchberg, Luxembourg, is the management company of the MFS Investment Funds, which has 3 portfolios: MFS Investment Funds-Global Equity Ex-Japan Fund, MFS Investment Funds-Global Equity Fund and MFS Investment Funds-Global Equity Eurozone Bias Fund.

   Maria F. Dwyer, Martin E. Beaulieu and Robin A. Stelmach are Directors, Paul
T. Kirwan is Treasurer, Joseph E. Lynch is Assistant Treasurer, Mark N. Polebaum is the Secretary, Mitchell C. Freestone, Ethan D. Corey, Susan S. Newton and Mark D. Kaplan are Assistant Secretaries and Timothy F. Tierney is the Tax Officer.

   In addition, the following persons, Directors or officers of MFS, have the affiliations indicated:

Donald A. Stewart  Chief Executive Officer, Sun Life Assurance Company of Canada, Sun Life
                   Centre, 150 King Street West, Toronto, Ontario, Canada (Mr. Stewart is also an officer and/or Director of various subsidiaries and affiliates of Sun Life)
C. James Prieur    President and a Director, Sun Life Assurance Company of Canada, Sun Life
                   Centre, 150 King Street West, Toronto, Ontario, Canada (Mr. Prieur is also an officer and/or Director of various subsidiaries and affiliates of Sun Life)
William W. Stinson Non-Executive Chairman, Sun Life Financial and Sun Life Assurance
                   Company of Canada, Sun Life Centre, 150 King Street West, Toronto, Ontario,
                   Canada; Chairman, Westshore Terminals Income Fund, Vancouver, British
                   Columbia; Director, Grant Forest Products Inc., Ontario, Canada and Trustee,
                   Fording Canadian Coal Trust, Calgary, Alberta
James C. Baillie   Counsel, Torys, Ontario, Canada; Chair, Independent Electricity Market
                   Operator, Ontario, Canada; Chair, Corel Corporation, Ontario, Canada;
                   Director, Sun Life Financial, Ontario Canada; Director, FPI Ltd.,
                   Newfoundland, Canada

Item 27.Distributors

      (a) Reference is hereby made to Item 26 above.

      (b) Reference is hereby made to Item 26 above; the principal business address of each of these persons is 500 Boylston Street, Boston, Massachusetts 02116.

      (c) Not applicable.

Item 28.Location of Accounts and Records

   The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

                          NAME                       ADDRESS
                          ----                       -------
            Massachusetts Financial Services 500 Boylston Street
              Company (investment (adviser)  Boston, MA 02116

            MFS Fund Distributors, Inc.      500 Boylston Street
              (principal underwriter)        Boston, MA 02116

            JP Morgan Chase Bank             270 Park Avenue
              (custodian)                    New York, NY 10017

            MFS Service Center, Inc.         2 Avenue de Lafayette
              (transfer agent)               Boston, MA 02111

            Ropes & Gray                     One International Place
              (counsel)                      Boston, MA 02110

Item 29.Management Services

   Not applicable.

Item 30.Undertakings

   Not applicable.

                              MFS Series Trust I
                              MFS Series Trust II
                             MFS Series Trust III
                              MFS Series Trust IV
                              MFS Series Trust V
                              MFS Series Trust VI
                             MFS Series Trust VII
                             MFS Series Trust VIII
                              MFS Series Trust IX
                              MFS Series Trust X
                              MFS Series Trust XI
                             MFS Series Trust XII
                             MFS Series Trust XIII
                             MFS Series Trust XIV
                              MFS Series Trust XV
                   Massachusetts Investors Growth Stock Fund
                         Massachusetts Investors Trust
                     MFS California Insured Municipal Fund
                           MFS Charter Income Trust
                      MFS Government Markets Income Trust
                         MFS Growth Opportunities Fund
                        MFS High Income Municipal Trust
                        MFS High Yield Municipal Trust
                            MFS Institutional Trust
                        MFS InterMarket Income Trust I
                       MFS Intermediate High Income Fund
                         MFS Intermediate Income Trust
                     MFS Investment Grade Municipal Trust
                         MFS Multimarket Income Trust
                          MFS Municipal Income Trust
                          MFS Municipal Series Trust
                            MFS Special Value Trust
                         MFS Variable Insurance Trust

                             (each a "Registrant")

                               POWER OF ATTORNEY

   The undersigned, being the Treasurer and Principal Financial and Accounting Officer of each of the above-mentioned Registrants, hereby severally constitutes and appoints Mark N. Polebaum, Susan S. Newton, Christopher R. Bohane, Timothy M. Fagan, Brian E. Langenfeld and Susan A. Pereira, and each of them singly, as true and lawful attorneys, with full power to them and each of them to sign for each of the undersigned, in the names of, and in the capacities indicated below, any Registration Statement and any and all amendments thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission for the purpose of registering the Registrant as a management investment company under the Investment Company Act of 1940 and/or the shares issued by the Registrant under the Securities Act of 1933 granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

   IN WITNESS WHEREOF, the undersigned have hereunto set their hand on this 24/th/ day of July, 2007.


          TRACY A. ATKINSON
          ----------------- Principal Financial and Accounting Officer
          Tracy A. Atkinson

                              MFS Series Trust I
                              MFS Series Trust II
                             MFS Series Trust III
                              MFS Series Trust IV
                              MFS Series Trust V
                              MFS Series Trust VI
                             MFS Series Trust VII
                             MFS Series Trust VIII
                              MFS Series Trust IX
                              MFS Series Trust X
                              MFS Series Trust XI
                             MFS Series Trust XII
                             MFS Series Trust XIII
                             MFS Series Trust XIV
                              MFS Series Trust XV
                   Massachusetts Investors Growth Stock Fund
                         Massachusetts Investors Trust
                     MFS California Insured Municipal Fund
                           MFS Charter Income Trust
                      MFS Government Markets Income Trust
                         MFS Growth Opportunities Fund
                        MFS High Income Municipal Trust
                        MFS High Yield Municipal Trust
                            MFS Institutional Trust
                        MFS InterMarket Income Trust I
                       MFS Intermediate High Income Fund
                         MFS Intermediate Income Trust
                     MFS Investment Grade Municipal Trust
                         MFS Multimarket Income Trust
                          MFS Municipal Income Trust
                          MFS Municipal Series Trust
                            MFS Special Value Trust
                         MFS Variable Insurance Trust

                             (each a "Registrant")

                               POWER OF ATTORNEY

   The undersigned, being the President and Principal Executive Officer of each of the above-mentioned Registrants, hereby severally constitutes and appoints Mark N. Polebaum, Susan S. Newton, Christopher R. Bohane, Timothy M. Fagan, Brian E. Langenfeld and Susan A. Pereira, and each of them singly, as true and lawful attorneys, with full power to them and each of them to sign for each of the undersigned, in the names of, and in the capacities indicated below, any Registration Statement and any and all amendments thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission for the purpose of registering the Registrant as a management investment company under the Investment Company Act of 1940 and/or the shares issued by the Registrant under the Securities Act of 1933 granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

   IN WITNESS WHEREOF, the undersigned have hereunto set their hand on this 24/th/ day of July, 2007.


             MARIA F. DWYER
             -------------- President (Principal Executive Officer)
             Maria F. Dwyer

                              MFS Series Trust I
                              MFS Series Trust II
                             MFS Series Trust III
                              MFS Series Trust IV
                              MFS Series Trust V
                              MFS Series Trust VI
                             MFS Series Trust VII
                             MFS Series Trust VIII
                              MFS Series Trust IX
                              MFS Series Trust X
                              MFS Series Trust XI
                             MFS Series Trust XII
                             MFS Series Trust XIII
                             MFS Series Trust XIV
                              MFS Series Trust XV
                   Massachusetts Investors Growth Stock Fund
                         Massachusetts Investors Trust
                     MFS California Insured Municipal Fund
                           MFS Charter Income Trust
                      MFS Government Markets Income Trust
                         MFS Growth Opportunities Fund
                        MFS High Income Municipal Trust
                        MFS High Yield Municipal Trust
                            MFS Institutional Trust
                        MFS InterMarket Income Trust I
                       MFS Intermediate High Income Fund
                         MFS Intermediate Income Trust
                     MFS Investment Grade Municipal Trust
                         MFS Multimarket Income Trust
                          MFS Municipal Income Trust
                          MFS Municipal Series Trust
                            MFS Special Value Trust
                         MFS Variable Insurance Trust

                             (each a "Registrant")

                               POWER OF ATTORNEY

   The undersigned, a Trustee of each of the above-mentioned Registrants, hereby severally constitutes and appoints Mark N. Polebaum, Susan S. Newton, Christopher R. Bohane, Timothy M. Fagan, Brian E. Langenfeld and Susan A. Pereira, and each of them singly, as true and lawful attorneys, with full power to them and each of them to sign for each of the undersigned, in the names of, and in the capacities indicated below, any Registration Statement and any and all amendments thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission for the purpose of registering the Registrant as a management investment company under the Investment Company Act of 1940 and/or the shares issued by the Registrant under the Securities Act of 1933 granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

   IN WITNESS WHEREOF, the undersigned have hereunto set their hand on this 24/th/ day of July, 2007.


ROBERT E. BUTLER    Trustee
-------------------
Robert E. Butler

LAWRENCE H. COHN    Trustee
-------------------
Lawrence H. Cohn

DAVID H. GUNNING    Trustee
-------------------
David H. Gunning

WILLIAM R. GUTOW    Trustee
-------------------
William R. Gutow

MICHAEL HEGARTY     Trustee
-------------------
Michael Hegarty

J. ATWOOD IVES J.   Trustee
-------------------
Atwood Ives

ROBERT J. MANNING   Trustee
-------------------
Robert J. Manning

LAWRENCE T. PERERA  Trustee
-------------------
Lawrence T. Perera

ROBERT C. POZEN     Trustee
-------------------
Robert C. Pozen

J. DALE SHERRATT J. Trustee
-------------------
Dale Sherratt

LAURIE J. THOMSEN   Trustee
-------------------
Laurie J. Thomsen

ROBERT W. UEK       Trustee
-------------------
Robert W. Uek

                               POWER OF ATTORNEY

   The undersigned, the Principal Executive Officer of each company listed on Exhibit A hereto (each, a "Registrant"), hereby severally constitutes and appoints Mark N. Polebaum, Susan S. Newton, Robin A. Stelmach, Tracy A. Atkinson, and Susan A. Pereira, and each of them singly, as true and lawful attorneys, with full power to them and each of them to sign for each of the undersigned, in the names of, and in the capacities indicated below, any report, including without limitation any Form N-PX, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission for the purpose of complying with any reporting requirements under the Investment Company Act of 1940, the Securities Act of 1933 or the Securities Exchange Act of 1934 granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

   IN WITNESS WHEREOF, the undersigned have hereunto set their hand on this 18/th/ day of July, 2007.


                                By: /s/ Maria F. Dwyer
                                    --------------------------------------------
                                       Maria F. Dwyer
                                       Principal Executive Officer and President

                                   EXHIBIT A

                              MFS Series Trust I
                              MFS Series Trust II
                             MFS Series Trust III
                              MFS Series Trust IV
                              MFS Series Trust V
                              MFS Series Trust VI
                             MFS Series Trust VII
                             MFS Series Trust VIII
                              MFS Series Trust IX
                              MFS Series Trust X
                              MFS Series Trust XI
                             MFS Series Trust XII
                             MFS Series Trust XIII
                             MFS Series Trust XIV

                   Massachusetts Investors Growth Stock Fund
                         Massachusetts Investors Trust
                     MFS Government Limited Maturity Fund
                         MFS Growth Opportunities Fund
                           MFS Charter Income Trust
                      MFS Government Markets Income Trust
                            MFS Institutional Trust
                         MFS Intermediate Income Trust
                         MFS Multimarket Income Trust
                          MFS Municipal Income Trust
                          MFS Municipal Series Trust
                            MFS Special Value Trust
                    MFS California Insured Municipal Trust
                        MFS High Income Municipal Trust
                        MFS InterMarket Income Trust I
                       MFS Intermediate High Income Fund
                     MFS Investment Grade Municipal Trust
                        MFS High Yield Municipal Trust
                         MFS Variable Insurance Trust

                           MFS/Sun Life Series Trust
                     Capital Appreciation Variable Account
                      Global Governments Variable Account
                    Government Securities Variable Account
                          High Yield Variable Account
                       Managed Sectors Variable Account
                         Money Market Variable Account
                         Total Return Variable Account

                                  SIGNATURES

   Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston and The Commonwealth of Massachusetts on the 30/th/ day of August, 2007.

                                           MFS SERIES TRUST XIV

                                           By:    SUSAN S. NEWTON
                                                  ------------------------------
                                           Name:. Susan S. Newton
                                           Title: Assistant Secretary

                               INDEX TO EXHIBITS

EXHIBIT NO.                          DESCRIPTION OF EXHIBIT                          PAGE NO.
-----------                          ----------------------                          --------
   1(b)     Amendment to Declaration of Trust, dated July 31, 2007, to terminate MFS
              Institutional Municipal Money Market Portfolio.

    10      Consent of Deloitte & Touche LLP, dated August 27, 2007.